UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

E. I. du Pont de Nemours and Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2017 ANNUAL MEETING AND PROXY STATEMENT

DuPont 974 Centre Road Chestnut Run Plaza Building 730 Wilmington, DE 19805

NOTICE OF ANNUAL MEETING

Meeting Date:	Wednesday, May 24, 2017
Time:	10:30 a.m. (EDT)
Location:	974 Centre Road, Chestnut Run Plaza, Building 730, Wilmington, DE 19805

AGENDA:

1.	The election of ten (10) directors
2.	The ratification of our independent registered public accounting firm
3.	An advisory vote to approve executive compensation
4.	An advisory vote on frequency of advisory votes on executive compensation
5.	Two (2) stockholder proposals described in the Proxy Statement if properly presented at the Annual Meeting
6.	Such other business as may properly come before the meeting

All stockholders are cordially invited to attend, although only holders of record of DuPont Common Stock at the close of business on March 28, 2017, are entitled to vote at the meeting.

This year, we are using the Securities and Exchange Commission’s Notice and Access model, allowing us to deliver proxy materials via the Internet. Notice and Access gives the Company a lower-cost way to furnish stockholders with their proxy materials. On April 14, 2017, we mailed to certain stockholders of record a “Notice Regarding the Availability of Proxy Materials,” with instructions on how to access the proxy materials via the Internet (or request a paper copy) and how to vote online.

If you are a registered stockholder and requested a full set of proxy materials, or if you hold DuPont Common Stock through a company savings plan, your admission ticket for the Annual Meeting is included on your Proxy Card. Registered stockholders may also use the Notice Regarding the Availability of Proxy Materials, received in the mail, as their admission ticket. If you hold shares in a brokerage account, please refer to page 4 of the Proxy Statement for information on attending the meeting. If you need special assistance, please contact the DuPont Stockholder Relations Office at 302-774-3034.

This notice and the accompanying proxy materials have been sent to you by order of the Board of Directors.

Erik T. Hoover

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2017

The Notice and Proxy Statement and Annual Report

are available at www.proxyvote.com

Stockholders may request their proxy materials be delivered to them electronically in 2018 by visiting

http://enroll.icsdelivery.com/dd.

2017 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Proxy Summary	1
General Information	2
Governance of the Company	9
Corporate Governance Guidelines	9
Board Leadership Structure	9
Board’s Role in the Oversight of Risk Management	10
Committees of the Board	11
Committee Membership	12
Other Practices and Policies	13
Sustainability and Corporate Citizenship	15
Directors’ Compensation	16
Management Proposal 1 Election of Directors	19
Director Skills and Qualifications	19
Our Director Nominees	20
Audit Committee Report	25
Management Proposal 2 Ratification of Independent Registered Public Accounting Firm	26
Ownership of Company Stock	28
Security Ownership by Directors and Executive Officers	29
Compensation Committee Interlocks and Insider Participation	30
Compensation Committee Report	30
Compensation Discussion and Analysis	31
Executive Summary	31
How We Determine Executive Compensation	36
Components of Our Executive Compensation Program	38
How We Manage Compensation Risk	41
2016 Compensation Decisions	42
2016 NEO Total Compensation Summary	46
Compensation of Executive Officers	48
2016 Summary Compensation Table	48
2016 Grants of Plan-Based Awards	51
Outstanding Equity Awards	53
2016 Option Exercises and Stock Vested	55
Pension Benefits	55
Nonqualified Deferred Compensation	57
Potential Payments Upon Termination or Change in Control	59
Management Proposal 3 Approve, by Advisory Vote, Executive Compensation	62
Management Proposal 4 Approve, by Advisory Vote, Frequency of Advisory Votes on Executive Compensation	64
Stockholder Proposals	65
Proposal 5 Executive Compensation Report	65
Proposal 6 Accident Risk Reduction Report	67
Forward Looking Statements	69
Director Nomination Process	A-1
Reconciliation of Non-GAAP Financial Measures	B-1

Proxy Statement for 2017 Annual Meeting of Stockholders	i

PROXY SUMMARY

This proxy summary is an overview of information that you will find throughout this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement, which was first distributed beginning on April 14, 2017, for more information about these topics prior to voting.

ANNUAL MEETING OF STOCKHOLDERS

• • • Time and Date:	10:30 a.m., May 24, 2017
• • • Place:	974 Centre Road, Chestnut Run Plaza, Building 730, Wilmington, DE 19805
• • • Record Date:	Stockholders as of the close of business on March 28, 2017
• • • Admission:	Please follow the instructions contained in How to Attend the Annual Meeting on page 4.

STOCKHOLDER VOTING MATTERS

Proposal		Board’s Voting Recommendation	Page References (for more detail)
1.	Election of Directors	FOR EACH NOMINEE	19
2.	Ratification of Independent Registered Public Accounting Firm	FOR	26
3.	Advisory Vote on Executive Compensation	FOR	62
4.	Advisory Vote on Frequency of Advisory Votes on Executive Compensation	ONE YEAR	64
5.	Stockholder Proposal on Executive Compensation Report	AGAINST	65
6.	Stockholder Proposal on Accident Risk Reduction Report	AGAINST	67

Proxy Statement for 2017 Annual Meeting of Stockholders	1

PROXY STATEMENT

The enclosed proxy materials are being sent to stockholders at the request of the Board of Directors of E. I. du Pont de Nemours and Company to encourage you to vote your shares at the Annual Meeting of Stockholders to be held May 24, 2017. This Proxy Statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares.

DuPont’s 2016 Annual Report, containing management’s discussion and analysis of financial condition and results of operations and the audited financial statements, and this Proxy Statement were distributed together beginning on April 14, 2017.

GENERAL INFORMATION

Who Can Vote

Only holders of record of DuPont Common Stock at the close of business on March 28, 2017, the record date for voting at the Annual Meeting, are entitled to vote at the Annual Meeting. On the record date, 866,755,737 shares of DuPont Common Stock were entitled to vote.

How to Vote

By Telephone — Stockholders can vote their shares using a toll-free telephone number by following the instructions provided on the proxy card. The telephone voting procedures are designed to authenticate a stockholder’s identity to allow a stockholder to vote his or her shares and confirm that his or her instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

By the Internet — Stockholders can simplify their voting by voting their shares via the Internet as instructed on the proxy card or Notice Regarding the Availability of Proxy Materials (“Proxy Notice”). The Internet procedures are designed to authenticate a stockholder’s identity to allow a stockholder to vote his or her shares and confirm that his or her instructions have been properly recorded. Internet voting facilities for stockholders of record are available 24 hours a day. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

By Mail — Stockholders may vote their shares by signing and dating the proxy card and returning it in the postage-paid envelope provided with this Proxy Statement. Proxy cards submitted by mail must be received by the time of the Annual Meeting for your shares to be voted.

At the Annual Meeting — Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the

Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring such proxy to the Annual Meeting. If you vote by proxy and attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote. If you are an employee of DuPont or one of our subsidiaries that participate in the DuPont Retirement Savings Plan (the “Plan”), please see Voting by Employees Participating in DuPont Plans for information on how to vote your shares.

Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided, by voting via the Internet, or by telephone in each case by following the instructions provided on the proxy card or Proxy Notice, as applicable.

If you vote by telephone, via the Internet or by signing, dating and returning a proxy card, your shares will be voted as you direct.

If you submit a proxy to us without indicating instructions with respect to specific proposals, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement, specifically for all our nominees for director, in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, in favor of the advisory vote on the compensation of our named executive officers, in favor of annual frequency of our advisory vote on the compensation of our named executive officers, and against the stockholder proposals if properly presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting for consideration, then the persons named on your proxy will have discretion to vote for you on that matter. As of the date of the Notice of Annual Meeting of Stockholders, we knew of no other matter to be presented at the Annual Meeting. An independent inspector of elections will tabulate the proxies and certify the results.

2	Proxy Statement for 2017 Annual Meeting of Stockholders

Proxy Statement " General Information

See How to Attend the Annual Meeting for additional information.

Voting of Shares of DuPont Common Stock Held in Street Name

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions to vote your shares. Your broker is required to vote those shares in accordance with your instructions.

Broker Non-votes

A broker non-vote occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with specific instructions concerning how to vote on any “non-routine” matters brought to a vote at a stockholders meeting. Under the New York Stock Exchange (the “NYSE”) rules, “non-routine” matters include the election of directors (Proposal 1), the vote, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3), the vote, on an advisory basis, of the frequency of the advisory vote on executive compensation (Proposal 4) and the vote on stockholder proposals (Proposals 5-6).

If you hold your shares in street name and want your vote to be counted at the Annual Meeting, you must cast your vote by instructing your bank, broker or other nominee on how to vote.

Revocation of Proxies

You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can submit a valid proxy with a later date; (2) you can notify our Secretary in writing at Secretary, E. I. du Pont de Nemours and Company, Chestnut Run Plaza, 974 Centre Road, Wilmington, DE 19805 that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.

Required Vote

Stockholders of record are entitled to one vote per each share of DuPont Common Stock.

Proposal 1: Election of Directors.    Under our Bylaws, since this is an uncontested election (i.e., the number of nominees for election to the Board equals the number of directors to be elected), majority voting will apply. Accordingly, a director nominee will be elected to the Board if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election. If any nominee fails to receive a majority of the votes cast “FOR” his or her election, then such nominee must promptly tender his or her resignation to the Chair of the Board. Abstentions and broker non-votes do not constitute a vote “for” or “against” a director nominee and will be disregarded in the calculation of votes cast. The Corporate Governance Committee (the “Governance Committee”) of our Board of Directors (or, under certain circumstances, another committee appointed by the Board) will promptly consider that resignation and recommend to the Board whether to accept the tendered resignation or reject it based on all relevant factors. The Board must then act on that recommendation no later than 90 days following the date of an Annual Meeting. Within four business days of the Board’s decision, we must disclose the decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) that includes a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation.

If for some reason any of the Board’s director nominees are unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board’s remaining nominees. As of the date of the Notice of Annual Meeting of Stockholders, we know of no reason why any of the Board’s nominees would be unable or for good cause unwilling to serve as a director if elected.

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2017.    The votes cast “for” this proposal must exceed the votes cast “against” to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2017. Abstentions do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of votes cast.

Proposal 3: Advisory vote on executive compensation.    The votes cast “for” this proposal must exceed the votes cast “against” to approve the advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement. Abstentions and broker non-votes do not

Proxy Statement for 2017 Annual Meeting of Stockholders	3

Proxy Statement " General Information

constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of votes cast. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, our Human Resources and Compensation Committee and Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

Proposal 4: Advisory vote on frequency of advisory votes on executive compensation.    The number of votes for “ONE YEAR”, “TWO YEARS” or “THREE YEARS” will be counted, and the frequency with the highest number votes will be the frequency that our stockholders approve. Abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of votes cast. Although the outcome of this advisory vote on the frequency of advisory votes on executive compensation is non-binding, our Human Resources and Compensation Committee and Board will review and consider the outcome of this vote when determining the frequency of future advisory votes on executive compensation.

Proposals 5 and 6 — Stockholder Proposals:    The votes cast “for” a proposal must exceed the votes cast “against” such proposal for a stockholder proposal to pass. Abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of votes cast. Each proposal must be properly presented at the Annual Meeting for such proposal to be voted upon.

Voting by Employees Participating in DuPont Plans

If you are an employee of DuPont or one of our subsidiaries that participate in the DuPont Retirement Savings Plan (the “Plan”), the enclosed voting instruction form indicates the aggregate number of shares of DuPont Common Stock credited to your account as of the record date for voting at the Annual Meeting. If you timely submit your voting instructions to the Plan Trustee by following the instructions on the enclosed voting instruction form, your shares will be voted as you have directed. If you do not provide the Trustee with voting instructions, the Trustee may vote as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary all shares held in the Plan for which no voting instructions are received. The Trustee must receive your voting instructions no later than May 19, 2017 or, if you are voting via the Internet or by phone, by 11:59 p.m., Eastern Daylight Time, on May 21, 2017. Please note that Plan participants may vote their shares through the Trustee only and accordingly may not vote their Plan shares in person at the Annual Meeting.

How to Attend the Annual Meeting

Only our stockholders and invited guests may attend the Annual Meeting.

Registered stockholders may be admitted to the meeting upon providing picture identification. If you own shares in street name, please bring your most recent brokerage statement, along with picture identification, to the meeting. We will use your brokerage statement to verify your ownership of DuPont Common Stock and admit you to the meeting.

Please note that cameras, sound or video recording equipment, or other similar equipment, electronic devices, large bags or packages will not be permitted in the Annual Meeting.

Proxy Committee

The Proxy Committee is composed of DuPont directors who vote as instructed the shares of DuPont Common Stock for which they receive proxies. Proxies also confer upon the Proxy Committee discretionary authority to vote the shares on any matter which was not known to the Board a reasonable time before solicitation of proxies, but which is properly presented for action at the meeting.

Quorum

A quorum of stockholders is necessary to transact business at the 2017 Annual Meeting. A quorum exists if the holders of at least a majority of the shares of DuPont Common Stock entitled to vote are present either in person or by proxy at the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

2018 Stockholder Proposals

Typically, at each annual meeting, stockholders are asked to elect directors to serve on the Board, to ratify the appointment of DuPont’s independent registered public accounting firm for the year and to approve, by advisory vote, executive compensation. The Board or stockholders may submit other proposals to be included in the proxy statement. To be considered for inclusion in the 2018 DuPont Annual Meeting Proxy Statement, stockholder proposals must meet the requirements of SEC Rule 14a-8 and must be received no later than December 15, 2017. Our Bylaws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and

4	Proxy Statement for 2017 Annual Meeting of Stockholders

Proxy Statement " General Information

without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. Our Bylaws currently require that notice of such proposals or nominations for DuPont’s 2018 Annual Meeting be received by us between January 24, 2018 and February 23, 2018. Any such notice must satisfy the other requirements in our Bylaws applicable to such proposals and nominations.

Stockholder Nominations for Election of Directors

For stockholder director nominations, the notification to our Secretary must contain or be accompanied by the information required by our Bylaws. The information requirements include, among other things:

• • •	the name, age, business address and residence address of each nominee;
• • •	the principal occupation or employment of each such nominee;
• • •	the number of shares of DuPont’s capital stock which are owned of record and beneficially by each such nominee and any affiliates or associates of such nominee;
• • •	a detailed description of any compensatory, payment or other financial agreement, arrangement or understanding between the nominee and any person or entity other than the Company, or whether the nominee has received any compensation or other payment from any person or entity other than the Company, in each case in connection with the candidacy or service as a director of DuPont;
• • •	other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Securities Exchange Act and the rules and regulations thereunder;
• • •	the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected and a representation by the nominee to the effect that, if elected, the nominee will agree to and abide by all policies of the Board as may be in place at any time and from time to time; and
• • •	certain information about the proposing stockholder.

A copy of the full text of the relevant Bylaw provisions, which includes the complete list of the information that must be submitted to nominate a director, may be obtained upon written request directed to our Secretary at our principal office.

A copy of our Bylaws is available on the “Investors” caption of our website (www.dupont.com) under “Corporate Governance.”

In addition to a stockholder’s ability to nominate candidates to serve on the Board as described above, stockholders also may recommend candidates to the Corporate Governance Committee (the “Governance Committee”) for its consideration. The Governance Committee will consider and evaluate candidates recommended by stockholders in the same manner that it considers and evaluates all other director candidates. To recommend a candidate, stockholders should follow the procedures set in the Director Nomination Process attached as Appendix A.

Cost of Solicitation

We will pay all costs relating to the solicitation of proxies. Innisfree M&A Incorporated has been retained to assist in soliciting proxies at a cost of approximately $15,000 plus reasonable expenses. Our officers, directors and employees may solicit proxies personally, by mail, by telephone or other electronic means. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of DuPont Common Stock.

Householding Rules

The SEC’s “householding” rules permit us to deliver only one set of proxy materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you are a registered stockholder and share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials, and future materials, at no cost to you by writing to the DuPont Stockholder Relations Office at Chestnut Run Plaza, 974 Centre Road, Wilmington, DE 19805 or calling (302) 774-3034. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling the telephone number given above.

If you own shares in street name, the bank, broker or other holder of record may deliver only one copy of the Notice of Annual Meeting and Proxy Statement to stockholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of

Proxy Statement for 2017 Annual Meeting of Stockholders	5

Proxy Statement " General Information

the Notice of Annual Meeting and Proxy Statement, now or in the future, you may contact us at the telephone number above and you will promptly be sent a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the Notice of Annual Meeting and Proxy Statement and wish to receive a single copy in the future, should contact their bank, broker or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

Confidential Voting

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential. Such documents are available for examination only by the independent tabulation agents, the independent inspectors of election and certain employees associated with tabulation of the vote. The identity of the vote of any individual stockholder is not disclosed except as may be necessary to meet legal requirements.

6	Proxy Statement for 2017 Annual Meeting of Stockholders

Proxy Statement " Our Director Nominees

OUR DIRECTOR NOMINEES

You are being asked to vote on the election of 10 directors. All directors are elected annually. Detailed information about each Director’s background, skills and expertise can be found in Proposal 1 — Election of Directors.

(As of the Annual Meeting) Name Years of Service Age Current Position		Committee Memberships					Other Current Public Boards
	Independent	Audit	Human Resources and Compensation	Corporate Governance	Environmental Policy and Safety	Science & Technology
Lamberto Andreotti Director since 2012; Age 66 Retired Chair, Bristol-Myers Squibb Company	YES	X			X	X
Edward D. Breen Director since 2015; Age 61 Chair and CEO, DuPont	NO						1
Robert A. Brown Director since 2007; Age 65 President, Boston University	YES	X			X	Chair
Alexander M. Cutler Director since 2008; Age 65 Retired Chair and CEO, Eaton	YES		X	Chair			1
Eleuthère I. du Pont Director since 2006; Age 51 President, Longwood Foundation	YES		X	X			1
James L. Gallogly Director since 2015; Age 64 Former Chairman of Management Board and CEO, LyondellBasell Industries NV	YES	X		X
Marillyn A. Hewson Director since 2007; Age 63 Chairman, President and CEO, Lockheed Martin Corporation	YES		X	X			1
Lois D. Juliber Director since 1995; Age 68 Retired Vice Chairman, Colgate-Palmolive Corporation	YES		Chair		X	X	1
Lee M. Thomas Director since 2011; Age 72 Retired Chairman and CEO, Rayonier Inc.	YES		X		Chair	X	1
Patrick J. Ward Director since 2013; Age 53 CFO, Cummins, Inc.	YES	Chair			X	X

Proxy Statement for 2017 Annual Meeting of Stockholders	7

Proxy Statement " Corporate Governance

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE FACTS (as of the date of this Proxy Statement)

Board and Governance Information
11	Size of Board
10	Number of Independent Directors
61.7	Average Age of Directors
12	Board Meetings Held in 2016
✓	Annual Election of Directors
✓	Majority Voting for Directors
✓	Independent Lead Director
✓	Independent Directors Meet Without Management Present
✓	Director Stock Ownership Guidelines — Hold until Retirement from Board
72	Mandatory Retirement Age for Directors*
✓	Code of Business Conduct for Directors, Officers and Employees
✓	Stockholder Ability to Call Special Meetings (25% Threshold)
✓	Succession Planning and Implementation Process
✓	Comprehensive Sustainability Program

*	No director may stand for reelection to the Board after reaching age 72. In unusual circumstances and for a limited period, the Board of Directors may ask a director to stand for reelection after the prescribed retirement date.

8	Proxy Statement for 2017 Annual Meeting of Stockholders

GOVERNANCE OF THE COMPANY

Strong corporate governance is an integral part of DuPont’s core values, and is part of the foundation for our sustainable growth mission. DuPont is committed to having sound corporate governance principles and practices. Within this section, you will find information about our Board of Directors and our governance structure and processes. More information about our corporate governance principles, guidelines and practices and other related information can be found on our website at www.dupont.com under the “Investors” caption.

CORPORATE GOVERNANCE GUIDELINES

The DuPont Board of Directors Corporate Governance Guidelines form an important framework for the Board’s corporate governance practices and assist the Board in carrying out its responsibilities. The Board reviews these guidelines periodically to consider the need for amendments or enhancements. Among other things, these guidelines delineate the Board’s responsibilities, leadership structure, independence, qualifications, election, annual self-evaluation, and access to management and advisors.

We invite you to visit our website at www.dupont.com, under the “Investors” caption to review the following governance documents:

• • •	Corporate Governance Guidelines, including Guidelines for Determining the Independence of DuPont Directors
• • •	Charters for the following committees:
•	Audit Committee
•	Human Resources and Compensation Committee
•	Corporate Governance Committee
• • •	The Code of Business Conduct and Ethics for the DuPont Board of Directors; the Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller; and the DuPont Code of Conduct
• • •	Bylaws
• • •	Political Contributions Policy and Report

Copies of these documents may also be obtained free of charge by writing to the Secretary.

BOARD LEADERSHIP STRUCTURE

The Board has determined that having the same person hold the Chair and chief executive officer (“CEO”) positions is the best board leadership structure for DuPont at this time. The Board appreciates that any advantages gained by having a single Chair/CEO must be weighed against any associated independence concerns, and has implemented adequate safeguards to address such concerns. The Board has implemented a robust independent Lead Director structure that is consistent with the best industry practices, including the policies of Institutional Shareholder Services (“ISS”). This leadership structure provides DuPont with the benefit of a combined Chair/CEO balanced by a strong independent Lead Director. A.M. Cutler is our independent Lead Director.

Role of the Independent Lead Director

The independent Board members elect the independent Lead Director annually. The Lead Director serves for at least one year and has the following responsibilities:

• • •   chairs all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;

• • •   serves as liaison between the Chair and the independent directors;

• • •   reviews and approves information sent to the Board;

• • •   reviews and approves meeting agendas for the Board;

• • •   reviews and approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

• • •   has the authority to call meetings of the independent directors; and

• • •   if requested by major stockholders, ensures that he or she is available for consultation and direct communication.

Proxy Statement for 2017 Annual Meeting of Stockholders	9

Governance of the Company " Board Leadership Structure

Each director is an equal participant in each decision made by the full Board. In addition, the Board meets in regularly scheduled executive sessions without the participation of the CEO or other senior executives. We believe executive sessions promote frank and open discussions among non-management directors.

All directors have access to DuPont’s management. As necessary and appropriate, the Board and its committees may also retain outside legal, financial or other advisors.

Director Independence

Ten of the Board’s eleven current directors are independent directors in accordance with the standards of independence of the NYSE and as described in the Corporate Governance Guidelines. The Governance Committee as well as the Board annually reviews relationships that directors may have with the Company to make a determination of whether there are any material relationships that would preclude a director from being independent.

All members of the Audit, Human Resources and Compensation, and Corporate Governance Committees are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards. The Board and each committee undertake an annual self-evaluation of performance with a particular focus on overall effectiveness. The Governance Committee is responsible for overseeing the self-evaluation process. Through an annual process overseen and coordinated by the Human Resources and Compensation Committee, independent directors evaluate the CEO’s performance and set the CEO’s compensation.

BOARD’S ROLE IN THE OVERSIGHT OF RISK MANAGEMENT

The Board has an active role, directly and through the Board’s committee structure, in the oversight of our risk management efforts. The Board has identified the key risks to be monitored by them on a recurring basis, and regularly reviews and discusses with members of management information regarding the Company’s business disruption, economic, environmental, legal, process safety, regulatory, reputational, strategic, technological and other risks, their potential impact, and our risk mitigation efforts.

Each Board committee plays a key role in overseeing the management of risks that are within the committee’s area of focus.

Board Committee	Risk Management Oversight
Human Resources and Compensation Committee	responsible for overseeing the management of risks relating to the Company’s executive compensation practices
Audit Committee	oversees management and effectiveness of accounting, auditing, external reporting, compliance and internal control risks
Corporate Governance Committee	addresses risks associated with director independence, potential conflicts of interest and other ethics and compliance risks
Environmental Policy and Safety Committee	focuses on risks associated with emerging regulatory developments related to safety, health and environment
Science and Technology Committee	considers key research and development initiatives and the risks related to those programs

Although each committee is responsible for overseeing the management of certain risks, the full Board is regularly informed by its committees about these risks. This enables the Board and its committees to coordinate risk oversight and the relationships among the various risks.

10	Proxy Statement for 2017 Annual Meeting of Stockholders

Governance of the Company " Committees of the Board

COMMITTEES OF THE BOARD

Audit Committee

Responsibilities include:

•  Employsthe Company’s independent registered public accounting firm, subject to stockholder ratification, to audit the Company’s Consolidated Financial Statements.

•  Pre-approvesall services performed by the Company’s independent registered public accounting firm.

•  Providesoversight on the external reporting process and the adequacy of the Company’s internal controls.

•  Reviewseffectiveness of the Company’s systems, procedures and programs designed to promote and monitor compliance with applicable laws and regulations and receives prompt reports on any compliance matter that could adversely impact the Company’s external reporting process or adequacy of internal controls.

•  Reviewsthe scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors and appraises audit efforts of both.

•  Reviewsservices provided by the Company’s independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm.

•  Establishesprocedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

All members of the Audit Committee are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards. The Board has determined that all members of the Audit Committee are audit committee financial experts within the meaning of applicable Securities and Exchange Commission rules.

A Summary of the Audit Committee Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm is included as part of Proposal 2 — Ratification of Independent Registered Public Accounting Firm in this Proxy Statement.

Human Resources and Compensation Committee

Responsibilities include:

•  Assessescurrent and future senior leadership talent, including assisting the Board in CEO succession planning.

•  Reviewsand approves DuPont’s programs for executive development, performance and skill evaluations.

•  Overseesthe performance evaluation of the CEO based on input from other independent directors.

•  Recommends,for approval by the independent directors, CEO compensation.

•  Recommendsand approves the principles guiding DuPont’s executive compensation and benefits plans.

•  ReviewsDuPont’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, and evaluates compensation policies and practices that could mitigate any such risk.

•  Workswith management to develop the Compensation Discussion and Analysis.

•  Considersthe voting results of any say-on-pay or related stockholder proposals.

All members of the Human Resources and Compensation Committee are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards.

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Governance of the Company " Committees of the Board

Corporate Governance Committee

Responsibilities include:

•  Determines the qualifications, qualities, skills and other expertise required to be a director.

•  Establishes the process for identifying and evaluating director nominees.

•  Recommends to the Board nominees for election to the Board of Directors.

•  Reviews and recommends to the Board committee structure, membership and leadership, including the independent Lead Director.

•  Regularly reviews principles, policies and procedures affecting directors and the Board’s operation and effectiveness.

•  Provides oversight regarding DuPont’s policies on political contributions and lobbying expenses.

•  Oversees evaluation of the Board and its effectiveness.

•  Oversees the Company’s ethics and compliance functions, including review of its business conduct and ethics policies.

All members of the Corporate Governance Committee are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards.

Environmental Policy & Safety Committee	Responsibilities include: • Reviews DuPont’s safety, health and environmental policies and practices. • Provides support for DuPont’s sustainable growth mission.
Science and Technology Committee	Responsibilities include: • Monitors state of science and technology capabilities within DuPont. • Oversees the development of key technologies essential to DuPont’s long-term success.

Committee Membership

The following chart shows the current committee membership and the number of meetings that each committee held in 2016.

Director	Audit Committee	Human Resources and Compensation Committee	Corporate Governance Committee	Environmental Policy & Safety Committee	Science and Technology Committee
Lamberto Andreotti	X			X	X
Edward D. Breen
Robert A. Brown	X			X	C
Alexander M. Cutler		X	C
Eleuthère I. du Pont		X	X
James L. Gallogly	X		X
Marillyn A. Hewson		X	X
Lois D. Juliber		C		X	X
Ulf M. Schneider*	X		X
Lee M. Thomas		X		C	X
Patrick J. Ward	C			X	X
Number of Meetings in 2016	9	6	6	3	3

C  =   Chair

*	Mr. Schneider is not standing for re-election at the Annual Meeting.

Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Chair and CEO and other members of management relative to matters of mutual interest and concern to the Company.

In 2016, twelve (12) meetings of the Board were held. Each director attended at least 89% of the aggregate number of meetings of the Board and the committees of the Board on which the director served during his or her tenure as a director.

As provided in the Board’s Corporate Governance Guidelines, directors are expected to attend the Company’s Annual Meeting of Stockholders. Nine directors attended the 2016 Annual Meeting.

12	Proxy Statement for 2017 Annual Meeting of Stockholders

Governance of the Company " Other Practices and Policies

OTHER PRACTICES AND POLICIES

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted written policies and procedures relating to the approval or ratification of “Related Person Transactions.” Under the policies and procedures, the Governance Committee (or its Chair, under some circumstances) reviews the relevant facts of all proposed Related Person Transactions and either approves or disapproves of the entry into the Related Person Transaction, by taking into account, among other factors it deems appropriate:

• • •	the commercial reasonableness of the transaction;
• • •	the materiality of the Related Person’s direct or indirect interest in the transaction;
• • •	whether the transaction may involve a conflict of interest, or the appearance of one;
• • •	whether the transaction was in the ordinary course of business; and
• • •	the impact of the transaction on the Related Person’s independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of DuPont and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Governance Committee for ratification. If the Governance Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company’s participation in the transaction.

Under DuPont’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which:

• • •	DuPont was, is or will be a participant;
• • •	the aggregate amount involved exceeds $120,000 in any fiscal year; and
• • •	any Related Person had, has or will have a direct or indirect material interest.

A “Related Person” is generally any person who is, or at any time since the beginning of DuPont’s last fiscal year was:

• • •	a director or an executive officer of DuPont or a nominee to become a director of DuPont;
• • •	any person who is known to be the beneficial owner of more than five percent of any class of DuPont’s outstanding Common Stock; or
• • •	any immediate family member of any of the persons mentioned above.

Certain Relationships and Related Transactions

As discussed above, the Governance Committee is charged with reviewing issues involving independence and all Related Person Transactions. DuPont and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the directors and executive officers of DuPont, or their immediate family members, are employees. The Governance Committee and the Board have reviewed such transactions and relationships and do not consider the amounts involved in such transactions material. Such purchases from and sales to each company involve less than either $1,000,000 or two percent of the consolidated gross revenues of each of the purchaser and the seller and all such transactions are in the ordinary course of business. Some such transactions are continuing and it is anticipated that similar transactions will occur from time to time. In 2016, the Company paid $172,000 to The Vanguard Group for administrative services related to certain benefit plans. See Ownership of Company Stock for information about The Vanguard Group’s interest in DuPont.

Restrictions on Certain Types of Transactions

The Company has a policy that prohibits directors and officers from engaging in the following types of transactions with respect to DuPont’s stock: short-term trading; short sales; hedging transactions; margin accounts and pledging securities. This policy also strongly recommends that all other employees refrain from entering into these types of transactions.

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Governance of the Company " Other Practices and Policies

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics for Directors. In addition, the Company has a Code of Conduct applicable to all DuPont employees, including executive officers, and a Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller.

Board’s Consideration of Diversity

The Board does not have a formal policy with respect to diversity. However, the Board and the Governance Committee each believe that it is essential that the Board members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds, as well as diversity of race, gender, national origin and age, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. For additional information regarding diversity, see our Corporate Governance Guidelines, under “Qualifications” and the Director Nomination Process at Appendix A.

Communications with the Board and Directors

Stockholders and other parties interested in communicating directly with the Board, Chair, Lead Director or other outside director may do so by writing in care of the Secretary, DuPont Company, 974 Centre Road, Wilmington, DE 19805. The Board’s independent directors have approved procedures for handling correspondence received by the Company and addressed to the Board, Chair, Lead Director or other outside director. Concerns relating to accounting, internal controls, auditing or ethical matters are immediately brought to the attention of DuPont’s internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters, which include an anonymous toll-free hotline (1-800-476-3016) and a website through which to report issues (https://reportanissue.com/dupont/welcome).

14	Proxy Statement for 2017 Annual Meeting of Stockholders

Governance of the Company " Sustainability and Corporate Citizenship

SUSTAINABILITY AND CORPORATE CITIZENSHIP

We are driving a new era of sustainable growth as we continue to transform DuPont. Our sustainability efforts create value for our stockholders, customers and society while reducing our environmental footprint along the value chains in which we operate.

Since 1990, DuPont has been at the forefront of the sustainability movement. In 2015, we continued our leadership journey by announcing a set of 2020 Sustainability Goals that integrate sustainability in our innovation process, further improve our operational footprint and continue our efforts to enhance global food security. Our 2016 Sustainability Report noted the following achievements by the end of 2015:

• • •	Reduced absolute greenhouse gas emissions by nearly 7.5 percent between 2010 and 2015 and cut our total water consumption by approximately 7.6 percent in the same period.
• • •	Reduced non-renewable energy intensity by 3.3 percent since 2010.
• • •	Invested approximately $4.9 billion and introduced nearly 3,000 new products between 2010 and 2015 as part of our 2020 goal to develop innovations that produce more food, enhance nutritional value and improve agriculture sustainability.
• • •	Exceeded our 2020 goal of facilitating 2 million engagements of youth around the world to inform and inspire the next generation to address food security.

We will continue to challenge ourselves with sustainability goals that create value for all of our stakeholders, and through our product innovation, business strategy, and operations we will meet them. Please visit http://www.dupont.com/corporate-functions/sustainability/performance-reporting/sustainability-reports.html to view our latest sustainability reports.

For more about our Corporate Citizenship and Outreach programs visit http://www.dupont.com/corporate-functions/sustainability/outreach.html

Awards and Recognition

DuPont is proud to have been recognized on the following indices, lists and awards in 2016:

• • •	CDP Climate Disclosure “A-“Leadership Band
• • •	Working Mother Magazine 100 Best Companies
• • •	National Association for Female Executives Top 50 Companies for Executive Women
• • •	Human Rights Campaign Corporate Equality Index (100% score)
• • •	Disability Equality Index (100% score)
• • •	DiversityInc’s “25 Noteworthy Companies for Diversity”

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DIRECTORS’ COMPENSATION

Nonemployee directors receive compensation for Board service, which is designed to fairly compensate them for their Board responsibilities and align their interests with the long-term interests of stockholders.

The Human Resources and Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors’ compensation. The process for setting director pay is guided by the following principles:

DIRECTOR COMPENSATION PRINCIPLES

•	Transparency

• • •	The Human Resources and Compensation Committee reviews director compensation annually, and makes recommendations to the full Board, which approves changes to director pay.
• • •	Details of director compensation are disclosed in the proxy statement annually.

•	Fair and competitive compensation that aligns director behavior with the best interests of stockholders

• • •	A significant portion of the annual retainer is paid in restricted stock units (“RSUs”), which must be held until retirement.
• • •	Stock Ownership Guidelines exist to encourage ownership. See Stock Ownership Guidelines for additional information.
• • •	DuPont’s goal is to assure competitive levels of director pay, reflective of the significant time commitment expected, through a director compensation program built upon an annual retainer.
• • •	Directors must act in the best interests of the Company and its stockholders. DuPont’s Stock Ownership Guidelines and use of RSUs support and reinforce this commitment.
• • •	Director compensation is monitored closely against market trends and external practices, as well as against changes at the peer group companies. “Market” and “peer group” are defined on page 37.

With the assistance of its independent compensation consultant, Frederic W. Cook & Co., Inc., the Human Resources and Compensation Committee closely monitors trends in director compensation in the marketplace. The chart below describes the compensation program for nonemployee directors for 2015 and 2016:

Compensation Element	2015	2016
Annual Retainer (Total)	$265,000	$265,000
Cash Retainer	$115,000	$115,000
Equity Retainer	$150,000	$150,000
	Delivered in the form of time-vested RSUs 2,170 granted in 2015; provide for dividend-equivalent units; restrictions lapse at separation from service; payable in stock	Delivered in the form of time-vested RSUs 2,230 granted on April 27, 2016; provide for dividend-equivalent units; restrictions lapse at separation from service; payable in stock
Annual Committee Chair Fee	Audit Committee Chair — $25,000 Human Resources and Compensation Committee Chair — $25,000 All Other Committee Chairs — $20,000	Audit Committee Chair — $25,000 Human Resources and Compensation Committee Chair — $25,000 All Other Committee Chairs — $20,000
Lead Director Fee	$30,000	$30,000
Stock Ownership Guideline	Time-vested RSUs required to be held until retirement	Time-vested RSUs required to be held until retirement

DuPont does not pay meeting fees, but does pay for or reimburse directors for reasonable travel expenses related to attending Board, committee, educational and Company business meetings. The following table reflects details regarding total director compensation for 2016. E. D. Breen, Chair and CEO, received no additional compensation for his service as a director.

16	Proxy Statement for 2017 Annual Meeting of Stockholders

Directors’ Compensation " 2016 Directors’ Compensation

2016 DIRECTORS’ COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
L. Andreotti	$115,000	$150,458	—	$300	$265,758
R. A. Brown	135,000	150,458	—	39,192	324,650
A. M. Cutler	165,000	150,458	—	39,175	354,633
E. I. du Pont	115,000	150,458	—	33,499	298,957
J. L. Gallogly	115,000	150,458	—	300	265,758
M. A. Hewson	115,000	150,458	—	38,407	303,865
L. D. Juliber	140,000	150,458	$1,584	39,070	331,112
U. M. Schneider	115,000	150,458	—	300	265,758
L. M. Thomas	135,000	150,458	—	300	285,758
P. J. Ward	140,000	150,458	—	300	290,758
(1)	The term of office for directors who are elected at our Annual Meeting of Stockholders begins immediately following the election and ends upon the election of directors at the Annual Meeting held the following year. In addition to the annual cash retainer, the amount in this column includes lead director (A. M. Cutler) and committee chair fees (R. A. Brown, A. M. Cutler, L. D. Juliber, L. M. Thomas and P. J. Ward).

(2)	Represents the fair value of the annual equity retainer, which was delivered in the form of 2,230 time-vested RSUs on April 27, 2016. The grant date fair values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation — Stock Compensation (“FASB ASC Topic 718”).

Outstanding equity awards for individual directors are noted below:

Name	Outstanding Stock Awards at December 31, 2016(a)
L. Andreotti	12,208
R. A. Brown	12,621
A. M. Cutler	12,621
E. I. du Pont	12,621
J. L. Gallogly	4,615
M. A. Hewson	12,621
L. D. Juliber	12,621
U. M. Schneider	5,658
L. M. Thomas	12,621
P. J. Ward	7,970
(a) Includes dividend-equivalent units. Does not include deferred units. Units are as of December 31, 2016.

(3)	This column reports (i) the estimated change in the actuarial present value of a director’s accumulated pension benefits under the Company’s discontinued retirement income plan for nonemployee directors, and (ii) above-market earnings on nonqualified deferred compensation balances. The interest rate used to credit earnings on deferrals under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors is the 30-year Treasury rate. For 2016, L. D. Juliber had above-market earnings on deferrals.

(4)	Includes Company-paid accidental death and disability insurance premiums ($300 per director) and accruals made in 2016 for nonemployee directors under the discontinued Directors’ Charitable Gift Plan. For more information on the Directors’ Charitable Gift Plan, see the narrative discussion below.

Stock Ownership Guidelines

Our stock ownership guidelines require directors to hold until retirement all annual equity awards granted after 2011.

Deferred Compensation

Under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors, a director may defer all or part of the Board retainer and committee chair fees in cash or stock units until retirement as a director or until a specified year after retirement. Interest accrues on deferred cash payments and dividend equivalents accrue on

Proxy Statement for 2017 Annual Meeting of Stockholders	17

Directors’ Compensation " 2016 Directors’ Compensation

deferred stock units. This deferred compensation is an unsecured obligation of the Company. As part of the retention requirements, equity grants will be held until retirement. However, a director may defer payments beyond retirement.

Retirement Income Plan

DuPont’s retirement income plan for nonemployee directors was discontinued in 1998. Nonemployee directors who began their service on the Board before the plan’s elimination continue to be eligible to receive benefits under the plan. Upon retirement, annual benefits payable under the plan equal one-half of the annual Board retainer (up to $85,000 and exclusive of any committee compensation and stock, RSU or option grants) in effect at the director’s retirement. Benefits are payable for the lesser of life or ten years.

Directors’ Charitable Gift Plan

In October 2008, DuPont discontinued its Charitable Gift Plan with respect to future directors. The Directors’ Charitable Gift Plan was established in 1993. After the death of a director, we will donate five consecutive annual installments of up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by DuPont.

A director is fully vested in the plan after five years of service as a director or upon death or disability. The plan is unfunded. DuPont does not purchase insurance policies to satisfy its obligations under the plan. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax-deductible donations accrue solely to the benefit of the Company. Employee directors may participate in the plan if they make a required annual contribution.

Accidental Death and Disability Insurance

DuPont maintains $300,000 accidental death and disability insurance on nonemployee directors.

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PROPOSAL   ELECTION OF DIRECTORS

Our Board’s ten nominees for election as directors are identified below. All of the Board’s nominees are current members of the Board of Directors.

The Board has determined that, except for E. D. Breen, Chair and CEO, each of the Board’s nominees and each other person who served as director during 2016, is independent within the independence requirements of the NYSE listing standards and in accordance with the Guidelines for Determining the Independence of DuPont Directors set forth in the Board’s Corporate Governance Guidelines.

The Board knows of no reason why any of the Board’s nominees would be unable to serve as a director. If any of the Board’s nominees should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may designate following recommendation by the Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy.

DIRECTOR SKILLS AND QUALIFICATIONS

Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; business acumen; and significant professional accomplishment. Leadership skills, scientific or technological expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibility. For additional information, see our Board’s Corporate Governance Guidelines describing qualifications for directors.

When considering candidates for nomination, the Governance Committee takes into account these factors to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interest of all stockholders. The Governance Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to the Company. The evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

Although Mr. Thomas will be age 72 at the time of the Annual Meeting, the Board of Directors asked that he stand for re-election given the important role he has played over the last five-plus years in setting the strategy for the Company, and especially in view of this pivotal juncture in the Company’s history as we work constructively to close the merger of equals with The Dow Chemical Company (“Dow”). Mr. Thomas also plays a critical role as Chairman of the Board’s Environmental Policy and Safety Committee and will be instrumental during this period of transition in overseeing the safety profiles of the three intended companies. See Proposal 2 — Ratification of Independent Registered Public Accounting Firm for more information about the merger.

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Proposal 1: Election of Directors " Our Director Nominees

OUR DIRECTOR NOMINEES

The following material contains information concerning the Board’s nominees, including their period of service as a director, their recent employment, other directorships, including those held during the past five years with a public company or registered investment company, and age as of the 2017 Annual Meeting.

LAMBERTO ANDREOTTI Age 66 Director since 2012

Retired Chair (2015 to 2016) of Bristol-Myers Squibb Company, a global biopharmaceutical company

He formerly served at Bristol-Myers Squibb as chief executive officer from May 2010 to May 2015 and as chief operating officer from March 2008 to May 2010, and executive vice president and president of Worldwide Pharmaceuticals, a division of Bristol-Myers Squibb, from September 2005 until March 2008. He has also held roles with other pharmaceutical companies, including Farmitalia Carlo Erba and Pharmacia. Mr. Andreotti served on the board of directors for Bristol-Myers Squibb (since 2009).

Skills and Expertise

As former Chair and Chief Executive Officer of Bristol-Myers Squibb, Mr. Andreotti has a strong track record of leading a science and technology-based corporation and offers significant insight to the Board in the areas of innovation, global business, corporate governance and investor relations. He also provides the Board with a broad perspective on human resources, finance, marketing and government relations from his experience in various senior leadership roles with Bristol-Myers Squibb.

EDWARD D. BREEN Age: 61 Director since 2015

Chair and Chief Executive Officer since November 2015

He formerly served as DuPont’s Interim Chair and Chief Executive Officer during October 2015. He served as Chairman, from July 2002 to March 2016, and Chief Executive Officer, from July 2002 to September 2012, of Tyco International, plc, a leading global provider of security products and services, fire detection and suppression products and services and life safety products. Prior to joining Tyco, Mr. Breen held senior management positions at Motorola, including as President and Chief Operating Officer, and General Instrument Corporation, including as Chairman, President and Chief Executive Officer. Mr. Breen is a director of Comcast Corporation (since 2014 and 2005 to 2011). Mr. Breen is a member of the Advisory Board of New Mountain Capital LLC, a private equity firm.

Skills and Expertise

As Chief Executive Officer of DuPont, Mr. Breen is best suited to ensure that critical business issues are brought before the Board, enhancing the Board’s ability to consider, evaluate and maintain oversight over business strategies and DuPont’s risk management efforts. The Board believes that the Company is best served by combining the role of Chair and Chief Executive Officer.

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Proposal 1: Election of Directors " Our Director Nominees

ROBERT A. BROWN Age 65 Director since 2007

President of Boston University since September 2005

He previously was provost and professor of chemical engineering at the Massachusetts Institute of Technology from July 1998 through July 2005. Dr. Brown is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, the National Academy of Engineering and a former member of the President’s Council of Advisors on Science and Technology. He is a trustee of the University Research Association, and is a member of the Council on Competitiveness. Dr. Brown is chairman of the Academic Research Council of the Ministry of Education of the Republic of Singapore, and also serves on the Research Innovation and Enterprise Council chaired by the Prime Minister of Singapore.

Skills and Expertise

With his science and engineering background and from his positions at Boston University and the Massachusetts Institute of Technology, Dr. Brown provides the Board with an invaluable science and technology perspective combined with senior management capabilities.

ALEXANDER M. CUTLER Age 65 Director since 2008

Retired Chairman and Chief Executive Officer (2000 to 2016) of Eaton, a global diversified industrial manufacturer

He formerly served as Eaton’s president and chief operating officer, executive vice president and chief operating officer-Controls and executive vice president-Operations. He serves on the boards of KeyCorp (since 2000), United Way Services of Greater Cleveland, and the Musical Arts Association.

Skills and Expertise

As the former Chairman and chief executive officer of Eaton, Mr. Cutler gives the Board a wealth of global business management, finance, investor relations, marketing and supply chain and logistics experience in a multinational manufacturing company. Through his other board roles and his past position as Chair of The Business Roundtable Corporate Governance Committee, Mr. Cutler also provides the Board with important insights in the areas of corporate governance and government relations.

ELEUTHÈRE I. DU PONT Age 51 Director since 2006

President, since 2008, of the Longwood Foundation, a private foundation principally supporting charitable organizations

He served as senior vice president, operations and chief financial officer of drugstore.com, a leading online provider of health, beauty, vision and pharmacy products from 2007 through 2008. Prior to that, Mr. du Pont served as president and chief financial officer of Wawa, Inc., a chain of food markets in the mid-Atlantic region with sales of $5 billion. He also serves on the boards of WSFS Financial Corporation (since 2013) and Burris Logistics (since 2014).

Skills and Expertise

From his experiences as president, chief financial officer and director, Mr. du Pont brings to the Board expertise on corporate governance, accounting, finance, human resources, information technology, investment management, investor relations and procurement. He also brings a unique perspective from his roles leading safety, supply chain and operations.

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Proposal 1: Election of Directors " Our Director Nominees

JAMES L. GALLOGLY Age 64 Director since 2015

Retired Chairman of the Management Board (2010-2015) and CEO (2009-2015), LyondellBasell Industries N.V., a premier plastics, chemicals and refining company

Prior to joining LyondellBasell, Mr. Gallogly held senior management positions at ConocoPhillips, including as Executive Vice President of Worldwide Exploration and Production, and Executive Vice President of Refining, Marketing and Transportation. He was President and Chief Executive Officer of Chevron Phillips Chemical Company LLC. Mr. Gallogly is a member of the University of Oklahoma Gallogly College of Engineering Board of Visitors, a director of the University of Colorado Foundation and the University Cancer Foundation Board of Visitors at the University of Texas M.D. Anderson Cancer Center. Mr. Gallogly is also a director of Junior Achievement of Southeast Texas.

Skills and Expertise

From his roles as Chair and CEO at LyondellBasell and other public company executive roles, Mr. Gallogly adds to the Board strong safety, investor relations, capital market, finance, environmental management, global business, technology, human resources, information technology, corporate governance and portfolio assessment and business transformation experience.

MARILLYN A. HEWSON Age 63 Director since 2007

Chairman, President and Chief Executive Officer since January 2014 of Lockheed Martin Corporation, a global security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services

She was CEO and President of Lockheed Martin from January to December 2013 and has served as director since 2012. Having served 34 years at Lockheed Martin, she previously held the positions of President and Chief Operating Officer from November 2012 to December 2012 and Executive Vice President of Electronic Systems from 2010 to 2012. Ms. Hewson previously chaired the Sandia Corporation’s Board of Directors from 2010 to 2013. She served on the President’s Export Council, is on the Board of Governors and Executive Committee of the Aerospace Industries Association, an Associate Fellow of the American Institute of Aeronautics and Astronautics, a vice-chair of the Business Roundtable and a member of the Business Council. She serves on the Board of Directors of the Congressional Medal of Honor Foundation, the Board of Governors of the USO, the Board of the National Geographic Education Foundation, the Board of Catalyst and the Board of Visitors of the University of Alabama’s Culverhouse College of Commerce and Business Administration.

Skills and Expertise

Through experience gained in leadership roles and as chairman and chief executive of Lockheed Martin, Ms. Hewson provides the Board broad insight and knowledge on global business management, human resources, finance, supply chain, leveraged services and systems, internal audit and government contracting. In addition, Ms. Hewson offers expertise in government relations.

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Proposal 1: Election of Directors " Our Director Nominees

LOIS D. JULIBER Age 68 Director since 1995

Retired Vice Chairman, a position she held from October 2004 to March 2005, of Colgate-Palmolive Company, the principal business of which is the production and marketing of consumer products

She was chief operating officer of Colgate-Palmolive from 2000 to 2004. She formerly served as executive vice president-Developed Markets, president, Colgate-Palmolive North America and chief technology officer of Colgate-Palmolive. Ms. Juliber is a director of Mondelez International, formerly Kraft Foods Inc. (since 2007). She was previously Chairman of the MasterCard Foundation (2006-2015), and also serves as a Trustee Emeritae of Wellesley College and a member of the President’s Council at Olin College. Ms. Juliber formerly served as a director of Goldman Sachs (2004-2012).

Skills and Expertise

As the former Vice Chairman, Chief Operating Officer and Chief Technology Officer of Colgate Palmolive, one of the world’s top science-driven consumer products companies, Ms. Juliber brings to the Board deep and broad experience leading and profitably growing global businesses. Her expertise in marketing, R&D / product development, supply chain management, information technology, human resource development and business development strongly complements DuPont’s strategic priorities. In addition, she has extensive experience growing U.S.-based businesses in emerging markets such as China and India. With over 20 years of corporate and not-for-profit Board experience, Ms. Juliber also provides unique insight in governance, audit and compensation issues.

LEE M. THOMAS Age 72 Director since 2011

Retired chairman (July 2007–May 2012) and chief executive officer (March 2007–December 2011), of Rayonier Inc., a global forest products company

He was also president of Rayonier from March 2007 through August 2010. Previously, Mr. Thomas was president and chief operating officer of Georgia-Pacific Corp. Prior to joining Georgia-Pacific, he was chairman/CEO of Law Companies Environmental Group Inc., and administrator of the U.S. Environmental Protection Agency. Mr. Thomas also serves on the board of the Regal Entertainment Group (since 2006).

Skills and Expertise

From his experiences as president/CEO of two public companies, Mr. Thomas provides the Board with a deep understanding of corporate governance, finance, global business and investor relations. He also offers the Board key insights on government relations and environmental management from his tenure as administrator of the Environmental Protection Agency and his senior leadership roles. He brings to the Board valuable organizational management skills through his experiences as an independent consultant and as CEO of a consulting firm.

Proxy Statement for 2017 Annual Meeting of Stockholders	23

Proposal 1: Election of Directors " Our Director Nominees

PATRICK J. WARD Age 53 Director since 2013

Chief Financial Officer, since May 2008, of Cummins Inc., a global power leader that designs, manufactures, distributes and services engines and related technologies.

He has held a broad range of financial leadership positions since joining Cummins in 1987, including serving as vice president, engine business controller, and executive director, power generation business controller.

Skills and Expertise

From his experiences as Chief Financial Officer and in management of a global public company, Mr. Ward brings a depth of experience in management, financial reporting, global business, capital markets, investment management, investor relations and public accounting and finance.

PROPOSAL 1:

The Board of Directors recommends that you vote “FOR” all ten director nominees

Please cast your vote for these ten director nominees following the instructions on your proxy card, via the internet or over the phone

ELECTION
OF
DIRECTORS

24	Proxy Statement for 2017 Annual Meeting of Stockholders

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company’s internal controls. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board and last amended effective March 1, 2016. The Charter is available on the Company’s website (www.dupont.com) under Investors — Corporate Governance.

The Audit Committee is comprised of five directors, all of whom meet the standards of independence adopted by the New York Stock Exchange and the Securities and Exchange Commission. Subject to stockholder ratification, the Audit Committee appoints the Company’s independent registered public accounting firm. The Audit Committee approves in advance all services to be performed by the Company’s independent registered public accounting firm in accordance with the Audit Committee’s Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm. A summary of the Policy is included with this Proxy Statement as part of the proposal seeking ratification of the independent registered public accounting firm.

Management is responsible for the Company’s financial statements and reporting process, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of the Company’s internal control over financial reporting. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, is responsible for auditing the Company’s Consolidated Financial Statements and for assessing the effectiveness of internal control over financial reporting. The Audit Committee has reviewed and discussed the Company’s 2016 Annual Report on Form 10-K, including the audited Consolidated Financial Statements of the Company and Management’s Report on Internal Control over Financial Reporting, for the year ended December 31, 2016 with management and representatives of PwC.

The Audit Committee has also discussed with PwC matters required to be discussed by Statement on Auditing Standard No. 1301 (Communications with Audit Committees) as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received from PwC the letter and written disclosures that are required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with PwC its independence.

The Audit Committee has considered whether the provision to the Company by PwC of limited non-audit services is compatible with maintaining the independence of PwC. The Audit Committee has satisfied itself as to the independence of PwC.

Based on the Audit Committee’s review of the audited Consolidated Financial Statements of the Company, and on its discussions with management of the Company and with PwC, the Audit Committee recommended to the Board of Directors that the audited Consolidated Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

AUDIT COMMITTEE

Patrick J. Ward, Chair

Lamberto Andreotti

Robert A. Brown

James L. Gallogly

U. Mark Schneider

Proxy Statement for 2017 Annual Meeting of Stockholders	25

PROPOSAL   RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Article III, Section 4, of the Bylaws provides that it shall be the duty of the Audit Committee to employ, subject to stockholder ratification at each annual meeting, independent public accountants to audit the books of account, accounting procedures and financial statements of the Company for the year and to perform such other duties as prescribed from time to time by the Audit Committee. On April 27, 2016, the stockholders ratified the appointment by the Audit Committee of PwC to perform the functions assigned to it in accordance with the Bylaws.

PwC, an independent registered public accounting firm, has served as the Company’s independent accountants continuously since 1954. The Audit Committee believes that the knowledge of the Company’s business PwC has gained through this period of service is valuable. While from time to time, the Audit Committee considers whether there should be a rotation of the independent registered public accounting firm to assure continuing auditor independence, it and the Board believe that the continued retention of PwC is in the best interests of the Company and its investors.

Pursuant to the SEC rules, the lead partner must be rotated after five years giving the Company the benefit of new thinking and approaches. The Audit Committee and its chairperson are involved in the selection of the lead partner.

To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence in appearance and/or fact, the Audit Committee has established policies and procedures requiring its pre-approval of all such services and associated fees.

The independent registered public accounting firm submits a report annually regarding the audit, audit-related, tax and other services it expects to render in the following year and the associated, forecasted fees to the Audit Committee for its approval. Audit services include the audit of the Company’s Consolidated Financial Statements, separate audits of its subsidiaries, services associated with regulatory filings and attestation services regarding the effectiveness of the Company’s internal controls over financial reporting. Audit-related services are assurance services that are reasonably related to the audit of the Company’s Consolidated Financial Statements or services traditionally provided by the independent registered public accounting firm. Audit-related services include employee benefit plan audits; audits of carve-out financial statements related to divestitures; due diligence services regarding potential acquisitions or dispositions, including tax-related due diligence; and agreed-upon or expanded audit procedures related to regulatory requirements. Tax services include selected non-U.S. tax compliance services, advice and recommendation with respect to issues such as tax audits and appeals, restructurings, mergers and acquisitions, and assistance regarding appropriate handling of items on the returns, required disclosures, elections and filing positions available to the Company. Other services include non-financial attestation, assessment and advisory services.

If a service has not been included in the annual pre-approval process, it must be specifically pre-approved by the Audit Committee. In situations where the cost of services is likely to exceed the approved fees, excluding the impact of currency, specific pre-approval is required. Requests for specific pre-approvals will be considered by the full Audit Committee. If that is not practical, then the Chair may grant specific pre-approvals when the estimated cost for the service or the increase in fees for a previously pre-approved service does not exceed $500,000. Any such pre-approvals are reported to the full Audit Committee at its next meeting.

On December 11, 2015, DuPont and Dow announced entry into an Agreement and Plan of Merger under which the companies will combine in an all-stock merger of equals, subject to satisfaction of customary closing conditions, including receipt of regulatory approval (the “Merger Transaction”). The combined company will be named DowDuPont Inc. On July 20, 2016, stockholders of both DuPont and Dow voted to approve all stockholder proposals necessary to complete the merger at their respective special meetings. After completion of the Merger Transaction, DuPont and Dow intend to pursue, subject to the receipt of approval by the board of directors of DowDuPont, the separation of the combined company’s agriculture business, specialty products business and material science business through a series of tax-efficient transactions (collectively, the “Intended Business Separations”). The Company has engaged PwC to provide services related to the Merger Transaction and Intended Business Separations.

26	Proxy Statement for 2017 Annual Meeting of Stockholders

Proposal 2 " Ratification of Independent Registered Public Accounting Firm

The Audit Committee pre-approved all services rendered by and associated fees paid to PwC, including services related to the Merger Transaction and Intended Business Separations, for fiscal years 2016 and 2015. These are shown by category in the following table.

	2016 (in millions)	2015 (in millions)
Audit Fees	$14.5	$15.8
Audit-Related Fees*	22.0	1.1
Tax Fees	0.2	0.2
All Other Fees	0.0	3.0
TOTAL	$36.7	$20.1
*	Audit-Related Fees paid to PwC in 2016 increased versus prior year primarily due to services related to (i) the Merger Transaction, including purchase accounting and other merger-related technical issues, and (ii) the Intended Business Separations, including the audit of carve-out financial statements. Subject to ratification by the holders of DuPont Common Stock, the Audit Committee has reemployed PwC as the independent registered public accounting firm to audit the Company’s Consolidated Financial Statements for the year 2017 and to render other services as required of them. The Audit Committee actively oversees the fee negotiations and approves the fees associated with the reemployment of PwC. Representatives of PwC are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

PROPOSAL 2:

The Board of Directors recommends that you vote “FOR” the following resolution:

RESOLVED: That the action of the Audit Committee in employing PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year 2017 to perform the functions assigned to it in accordance with Article III, Section 4, of the Bylaws of E. I. du Pont de Nemours and Company hereby is ratified.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proxy Statement for 2017 Annual Meeting of Stockholders	27

OWNERSHIP OF COMPANY STOCK

As of April 14, 2017, set forth below is certain information concerning beneficial owners known to DuPont of more than five percent of DuPont’s outstanding Common Stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding(4)
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	90,469,881(1)	10.46%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	58,895,084(2)	6.81
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	57,080,388(3)	6.60
(1)	Based solely on a Schedule 13G/A filed with the SEC on February 13, 2017, Capital World Investors reported that it has sole voting and dispositive power with respect to 90,469,881 shares as of December 31, 2016.
(2)	Based solely on a Schedule 13G/A filed with the SEC on February 9, 2017, The Vanguard Group reported that it has sole voting power with respect to 1,362,928 shares, shared voting power with respect to 169,917 shares, sole dispositive power with respect to 57,374,549 shares, and shared dispositive power with respect to 1,520,535 shares as of December 31, 2016.
(3)	Based solely on a Schedule 13G/A filed with the SEC on January 23, 2017, BlackRock, Inc. has sole voting power with respect to 49,570,937 shares and sole dispositive power with respect to 57,080,388 shares as of December 31, 2016.
(4)	Based upon DuPont’s Common Stock outstanding as of January 31, 2017.

28	Proxy Statement for 2017 Annual Meeting of Stockholders

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table includes shares of DuPont Common Stock beneficially owned by each director, by each of the Board’s nominees, by each executive officer named in the 2016 Summary Compensation Table and by all directors and executive officers as a group as of December 31, 2016. Under rules of the Securities and Exchange Commission, “beneficial ownership” includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual’s benefit.

	Amount and Nature of Beneficial Ownership (Number of Shares)
Name	Direct(1)	Indirect(2)	Right to Acquire(3)	Percent of Class
L. Andreotti	0	0	12,208	*
E. D. Breen	37,501	15,150	137,050	*
R. A. Brown	0	110	27,197	*
A. M. Cutler	5,000	0	55,699	*
E. I. du Pont	769	1,655	22,719	*
J. L. Gallogly	17,250	0	5,517	*
M. A. Hewson	2,896	0	36,582	*
L. D. Juliber	1,000	600	61,285	*
U. M. Schneider	0	0	5,658	*
L. M. Thomas	7,499	2,000	12,621	*
P. J. Ward	0	0	7,970	*
J. C. Collins	29,689	28,047	59,081	*
N. C. Fanandakis	137,954	0	275,638	*
C. M. Doyle	100	0	31,751	*
S. L. Fox	1,367	0	30,666	*
Directors and Executive Officers as a Group	304,069	47,562	926,696	*
*	Less than one percent.

(1)	These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account.

(2)	This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power, and shares held under the Company’s Retirement Savings Plan (“RSP”).

(3)	This column includes shares which directors and executive officers had a right to acquire beneficial ownership of within 60 days from December 31, 2016, through the exercise of stock options or through the conversion of RSUs or deferred stock units granted or held under DuPont’s equity-based compensation plans.

Consummation of the Merger Transaction with Dow will result in a change of control of the Company. See Proposal 2 — Ratification of Independent Registered Public Accounting Firm for more information.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers are required to file reports of ownership and changes in ownership of DuPont Common Stock with the SEC. Based on our review of copies of reports we have received, and written representations received from our directors and executive officers with respect to filing of reports on Forms 3, 4 and 5, one report (reporting two transactions) for L. M. Thomas and two reports (reporting one transaction and three transactions, respectively) for E. D. Breen were filed late due to administrative error.

Proxy Statement for 2017 Annual Meeting of Stockholders	29

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No individual who served on the Human Resources and Compensation Committee in 2016 was at any time during the year, while he or she was a member of such committee, an officer or employee of DuPont or any of its subsidiaries nor was any such person a former officer of DuPont or any of its subsidiaries. No individual who served on the Human Resources and Compensation Committee in 2016 had any relationship requiring disclosure under the SEC’s rules for disclosure of related party transactions. In addition, no member of the Board of Directors is an executive officer of another entity at which one of DuPont’s executive officers serves on the board of directors.

COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee (the “Compensation Committee”) of the Board of Directors has reviewed the Compensation Discussion and Analysis (“CD&A”) section included in this Proxy Statement.

The Compensation Committee has also reviewed and discussed the CD&A with management.

Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in DuPont’s Annual Report on Form 10-K for the year ended December 31, 2016, and in this Proxy Statement.

The members of the Compensation Committee of the Board of Directors have provided this report.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

Lois D. Juliber, Chair

Alexander M. Cutler

Eleuthère I. du Pont

Marillyn A. Hewson

Lee M. Thomas

30	Proxy Statement for 2017 Annual Meeting of Stockholders

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we review the objectives and elements of DuPont’s executive compensation program and discuss and analyze the 2016 compensation decisions regarding our Named Executive Officers (“NEOs”). For 2016 our NEOs are:

• • •    Edward D. Breen, Chair and Chief Executive Officer

• • •    Nicholas C. Fanandakis, Executive Vice President and Chief Financial Officer

•  • •    James C. Collins, Executive Vice President

•  • •    C. Marc Doyle, Executive Vice President

•  • •    Stacy L. Fox, Senior Vice President and General Counsel

EXECUTIVE SUMMARY

DuPont is a science company. We work collaboratively to find sustainable, innovative, market-driven solutions to meet some of the world’s biggest challenges, making lives better, safer and healthier for people everywhere.

OUR EXECUTIVE COMPENSATION PHILOSOPHY

We design our executive compensation programs to attract, motivate, reward and retain the high-quality executives necessary for Company leadership and accomplishment of our strategies.

Our compensation programs are designed and administered to follow these core principles:

•  • •   Establish a strong link between pay and performance

•  • •   Align executives’ interests with stockholders’ interests

•  • •   Reinforce business strategies and drive long-term sustained stockholder value

We regularly review best practices in governance and executive compensation to ensure that our programs align with our core principles. Here are some of the compensation practices we follow:

2016 COMPENSATION PRACTICES AND POLICIES

What We Do	✓	Use performance metrics to align pay with performance
	✓	Balance short- and long-term incentives using multiple performance metrics
	✓	Put caps on incentive compensation
	✓	Set rigorous stock ownership requirements for NEOs (values equal to a target multiple of base salary)
	✓	Maintain a compensation recovery policy (clawbacks)
	✓	Employ an independent compensation consultant to review and advise on executive compensation
	✓	Use tally sheets
	✓	Regularly review the Human Resources and Compensation Committee (the “Committee”) Charter to ensure best practices and priorities
What We Don’t Do	×	Enter into employment agreements (except for newly hired executives when there is a demonstrated business need)
	×	Sign severance agreements (except in the event of a change in control (double trigger) or limited-duration agreements for newly hired executives when there is a demonstrated business need)
	×	Establish or allow excessive compensation practices that encourage excessive risk taking
	×	Allow short sales, hedging, margin accounts, or securities pledging of DuPont stock
	×	Reload, reprice, or backdate stock options
	×	Grant stock options with an exercise price less than fair market value
	×	Tax gross-ups on benefits and perquisites (except for relocation benefits and in limited circumstances in connection with a qualifying termination in connection with a change in control)
	×	Pay dividends on unvested or unearned performance share units

Proxy Statement for 2017 Annual Meeting of Stockholders	31

Compensation Discussion and Analysis " Executive Summary

Strategy

Our near-term focus is:

•	delivering earnings growth while positioning our businesses to compete successfully over the long term;
•	continuing to improve capital allocation and working capital performance; and
•	completing the planned merger of equals with Dow.

We have dramatically refined our portfolio to focus investment in areas of significant opportunity and secular growth; enhanced our innovation platform to deliver substantial revenues from new products; increased focus on efficiency, cost discipline, and accountability; and expanded markets geographically.

DuPont’s goal is to increase agility and responsiveness to market conditions in order to win in a globally competitive environment and drive growth in the markets we serve where increasing demand for more and healthier food, renewably sourced materials and fuels, and advanced industrial materials creates substantial opportunities.

Priorities for 2017

We are focused foremost on closing the DuPont and Dow merger transaction, planning for synergies and preparing for the Intended Business Separations. We are working constructively with authorities in all relevant jurisdictions to secure the needed regulatory approvals to close the merger.

We have three priorities for business performance in 2017. First, continue our focus on delivering growth in operating earnings with an emphasis on increasing sales. We are connecting even more closely with customers to deliver the value-added solutions they expect from DuPont with focused R&D spending and product development. Second, continue to drive disciplined capital spending in line with depreciation and amortization while funding compelling growth projects and improved working capital performance. Third, focus on improving productivity especially at our production facilities with targeted investments to improve efficiency and performance.

32	Proxy Statement for 2017 Annual Meeting of Stockholders

Compensation Discussion and Analysis " Executive Summary

Financial Highlights*

In 2016 versus prior year, our full-year GAAP** EPS from continuing operations increased 36 percent on cost savings and lower pension and other postemployment benefits (“OPEB”) costs. Operating EPS*** in 2016 versus prior year increased 21 percent driven primarily by continued execution on cost savings. Segment operating earnings margins improved by about 200 basis points with improvements in all reportable segments primarily attributable to increased costs savings.

Net sales for full year 2016 of $24.6 billion were down 2 percent from $25.1 billion in prior year due to a one-percent negative impact from currency and a one-percent decline in local price. We had limited opportunity to repurchase shares last year primarily due to the planned merger with Dow. However, we were able to purchase and retire 13.2 million shares of common stock in 2016.

For 2016 we had three key initiatives: improving our cost structure, our capital spending and our working capital. We made progress on all three. Our 2016 global cost savings and restructuring plan exceeded its target cost reductions of $730 million in 2016 versus 2015. Capital spending declined 37 percent year-over-year and we improved free cash flow*** by $1.6 billion. These improvements were enabled by our leaner, more accountable structure.

*	All financial highlights are on a continuing operations basis.
**	Generally Accepted Accounting Principles in the United States of America (“GAAP”)
***	Operating earnings, operating EPS and free cash flow are non-GAAP financial measures. See Appendix B for additional information regarding these and other non-GAAP financial measures.

Proxy Statement for 2017 Annual Meeting of Stockholders	33

Compensation Discussion and Analysis " Executive Summary

FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

VS S&P 500 AND DOW JONES INDUSTRIAL AVERAGE

The graph assumes that the values of DuPont Common Stock, the S&P 500 Stock Index and the Dow Jones Industrial Average were each $100 on December 31, 2011, and that all dividends were reinvested.

Summary of Our 2016 Compensation Actions

Linking Pay with Performance

Pay actions for our NEOs in 2016 reflected our Company performance.

2016 SHORT-TERM PERFORMANCE AND INCENTIVE COMPENSATION

The NEO average payout factor under our short-term incentive program (“STIP”) was 123% of target in 2016, up from 40% of target in 2015, which is based on a combination of (i) Operating EPS versus target and (ii) the business units’ performance (versus targets in operating earnings and revenue). For further discussion, please see 2016 Compensation Decisions — Our Annual Compensation Program.

LONG-TERM PERFORMANCE AND INCENTIVE COMPENSATION

Performance-based restricted stock units (“PSUs”) for the 2014 to 2016 performance period were paid out at 91%. The payout with respect to PSUs is based on the Company’s percentile ranking for both revenue growth and total shareholder return, (“TSR”), which we define as stock price appreciation plus dividends over the three-year period, in each case, against its peer group. TSR for the 2014 PSU program was calculated based on a practice predominant among our peer group members for compensation purposes and in accordance with the terms of the plan. For further discussion, please see 2016 Compensation Decisions — Our Long-Term Incentive Program.

34	Proxy Statement for 2017 Annual Meeting of Stockholders

Compensation Discussion and Analysis " Executive Summary

TARGET COMPENSATION PAY MIX

To reinforce our pay-for-performance philosophy, at least 80% of targeted total direct compensation (“TDC”) for our NEOs (and 90% for our CEO) is at risk and, therefore, fluctuates with our financial results and share price. We believe this approach motivates our executives to consider the impact of their decisions on stockholder value.

TARGET COMPENSATION MIX

2016 SAY ON PAY RESULTS

Last year, our stockholders were given the opportunity to participate in an advisory vote on the compensation of our NEOs. About 63% of stockholders approved the compensation of our NEOs in 2016, down from more than 95% in both 2015 and 2014. The decrease in the stockholder approval percentage resulted from the decision in December 2015 to amend the Senior Executive Severance Plan. The amendment adds an excise tax reimbursement provision to incentivize newly hired or appointed NEOs, including our CEO, each of whom would be disproportionately adversely impacted should the executive lose his/her job following a change in control. The Board believes that inclusion of the reimbursement feature in the Senior Executive Severance Plan is merited in light of the impacted individual’s criticality to the successful completion of the Merger Transaction with Dow, achievement of the anticipated merger synergies and planning for the Intended Business Separations.

In an ongoing effort to maintain a strong link between pay and performance, the Committee made the following design changes to our STIP and long-term incentive (“LTI”) compensation programs with respect to the CEO and other NEOs for 2016:

• STIP changes:

—    Business unit operating earnings threshold performance raised from 70% to 80%

—    Simplified the plan by eliminating the adjusted cash flow from operations (“CFFO”) metric

—    Increased the weighting of Operating EPS for NEOs to 50%

• Eliminated RSUs and increased weight on PSUs and Stock Options

• Moved to a 10-year stock option term from a 7-year term, which aligns with market practice

• Changed metric for 2016 LTI Performance Share Units to 100% Relative TSR

No changes were made to DuPont’s STIP and LTI compensation programs with respect to the CEO and other NEOs for 2017.

Proxy Statement for 2017 Annual Meeting of Stockholders	35

Compensation Discussion and Analysis " How We Determine Executive Compensation

HOW WE DETERMINE EXECUTIVE COMPENSATION

The Committee determines compensation for our NEOs and other executive officers and recommends CEO compensation to the independent Board members for their approval. The NEOs are the Company’s Chair and CEO, the Chief Financial Officer, and the three next most highly compensated executive officers.

In 2016, the Committee again retained Frederic W. Cook & Co., Inc. (“Cook”) as its independent compensation consultant on executive compensation matters. Cook performs work at the direction and under the supervision of the Committee, and provides no services to DuPont other than those for the Committee.

Oversight Responsibilities for Executive Compensation

Summarized in the table below are responsibilities for executive compensation.

Human Resources and Compensation Committee	•	Establishes executive compensation philosophy
	•	Approves incentive compensation programs and target performance expectations for STIP and PSU
	•	Approves all compensation actions for the executive officers, other than the CEO, including base salary, target and actual STIP, LTI grants, and target and actual PSU awards
	•	Recommends to the independent Board members compensation actions for the CEO, including base salary, target and actual STIP, LTI grant, and target and actual PSU award
All Independent Board Members	•	Assess performance of the CEO
	•	Approve all compensation actions for the CEO, including base salary, target and actual STIP, LTI grant, and target and actual PSU award
Independent Committee Consultant — Cook	•

Provides independent advice, research, and analytical services on a variety of subjects to the Committee, including compensation of executive officers, nonemployee director compensation and executive compensation trends

	•	Participates in Committee meetings as requested and communicates with the Chair of the Committee between meetings
CEO	•	Provides a performance assessment of the other executive officers
	•	Recommends compensation targets and actual awards for the other executive officers

In addition to Company performance, the Committee considers a broad array of facts and circumstances in finalizing executive officer pay decisions, including competitive analysis, pay equity multiples and tally sheets.

36	Proxy Statement for 2017 Annual Meeting of Stockholders

Compensation Discussion and Analysis " How We Determine Executive Compensation

We Conduct a Competitive Analysis

To ensure a complete and robust picture of the overall compensation environment and consistent comparisons for the CEO and other NEOs, compensation is assessed primarily against published compensation surveys. These surveys represent large companies with median revenue comparable to DuPont’s “market,” such as those published by Willis Towers Watson.

Peer Group Analysis

We also use a select group of peer companies (“peer group”) to:

• • •	Benchmark pay design including mix and performance criteria
• • •	Measure financial performance for the PSU program
• • •	Test the link between pay and performance

Because of the smaller number of companies in our peer group, we periodically find volatility in compensation levels year over year. Therefore, we use market survey information as the primary source of competitive data. Peer group compensation data is used only for the CEO and only as a secondary data point as described above.

The peer group reflects the diverse industries in which we operate, represents the multiple markets in which we compete — including markets for executive talent, customers and capital — and comprises large companies with a strong scientific focus and/or research intensity and a significant international presence.

To help guide the selection process in an objective manner, the Committee established the following criteria for peer group companies:

• • •	Publicly traded U.S. companies and select European companies traded on the New York Stock Exchange to facilitate pay design and performance comparisons
• • •	Direct business competitors
• • •	Companies similar in annual revenue size to DuPont — one-third to triple revenue-size criterion
• • •	Meaningful international presence — at least one-third of revenues earned outside of the United States
• • •	Scientific focus/research intensity — the criterion of a minimum of two percent research and development expense as percent of revenue results in the inclusion of several pharmaceutical companies. DuPont’s research and development expense tends to be higher than that of industry peers

The Committee reviewed the selection criteria and Peer Group for 2016 in October of 2015 and approved the following changes to the Peer Group for 2016:

•	Eliminated Air Products & Chemicals, Inc. and The Boeing Company because they no longer met the revenue size criteria
•	Added Danaher Corporation and Deere & Company, which align with our selection criteria and have similar business characteristics

2016 PEER GROUP

3M Company	Emerson Electric Co.	Merck & Co., Inc.
Baxter International Inc.	Honeywell International Inc.	Monsanto Company
Caterpillar Inc.	Ingersoll-Rand plc	The Procter & Gamble Company
Danaher Corporation	Johnson & Johnson	Syngenta AG
Deere & Company	Johnson Controls, Inc.	United Technologies Corporation
The Dow Chemical Company	Kimberly-Clark Corporation

The Committee reviewed the current peer group in December of 2016 and no changes were made for 2017. Therefore, February 2017 annual long-term incentive grants were made using DuPont’s current equity pay mix, design and peer group.

Tally Sheets

For each NEO, the Committee annually reviews tally sheets that include all aspects of total compensation and the benefits associated with various termination scenarios. Tally sheets provide the Committee with information on all elements of actual and potential future compensation of the NEOs, as well as data on wealth accumulation. This helps the Committee confirm that there are no unintended consequences of its actions.

Proxy Statement for 2017 Annual Meeting of Stockholders	37

Compensation Discussion and Analysis " Components of Our Executive Compensation Program

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The components of our executive compensation program align with our compensation philosophy.

DIRECT COMPENSATION COMPONENTS

Pay Element	Role in Program/Objectives		How Amounts Are Determined
Base salary	• •	Provides regular source of income for NEOs Provides foundation for other pay components	Based on a range of factors, including market pay surveys, business results, and individual performance Targeted at approximately market median
STIP awards	• •	Align executives with annual goals and objectives Create a direct link between executive pay and annual financial and operational performance	Actual payout is based on performance of Company, business units and individual, if applicable Target award is approximately market median
LTI awards	• • •

Link pay and performance — accelerate growth, profitability and stockholder return

Align the interests of executives with stockholders

Balance plan costs, such as accounting and dilution, with employee-perceived value, potential wealth creation opportunity and employee share ownership expectations

Actual value realized is based on company performance over a three-year time frame or linked to stock price Targeted to market median

Target Compensation Pay Mix

To reinforce our pay-for-performance philosophy, at least 80% of targeted TDC is at risk and fluctuates with our financial results and share price. We believe this approach motivates executives to consider the impact of their decisions on stockholder value.

In support of our pay for performance philosophy, 100% of the 2016 equity grants were performance-based and included:

• • •	PSUs (performance in relation to the peer group TSR). Overlapping performance cycles in the PSU program assure sustainability of performance
• • •	Stock options (rewards for stock price appreciation and direct link to stockholder experience)

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Compensation Discussion and Analysis " Components of Our Executive Compensation Program

TARGET COMPENSATION MIX AND “PAY AT RISK”

Mr. Breen’s base salary and his targeted total direct compensation is aligned with our philosophy of basing at least 80% of pay on short- and long-term financial results of the Company.

• • •	90% of TDC for the CEO at risk
• • •	18% of the amount at risk is tied to achievement of annual incentive goals, and 82% is tied to achievement of share price or financial goals over a longer period

The chart below represents the pay at risk in 2016 for our NEOs excluding the CEO.

• • •	On average, 81% of TDC for the other NEOs is at risk
• • •	22% of the amount at risk is tied to achievement of annual incentive goals, and 78% is tied to achievement of share price or financial goals over a longer period

Benefits, Retirement and Other Compensation Components

In addition to the annual and long-term direct compensation programs designed to align pay with performance, we provide our executives with benefits, retirement plans, and limited perquisites.

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Standard benefits and retirement plans	• Same tax-qualified retirement, medical, dental, vacation benefit, life insurance, and disability plans provided to other employees	Tax-qualified plans are targeted to peer group median
	• Nonqualified retirement plans that restore benefits above the Internal Revenue Code (“IRC”) limits for tax-qualified retirement plans as provided to other eligible employees	Nonqualified retirement plans are provided to restore benefits lost due to IRC limits
• Nonqualified deferred compensation plan that allows for deferral of base salary, STIP and LTI awards
Change in Control Severance benefits	• Severance benefits upon a change in control and qualifying termination (double-trigger) to ensure continuity of management in a potential change in control environment	Cash payment of two times base salary and target annual incentive (three times for the CEO)

•  A change in control does not automatically entitle an executive to this severance benefit. An executive must lose his/her job within a defined period surrounding the change in control (see Change in Control Severance Benefits below for more details)

Pro-rated payment of the target annual incentive for the year of termination. Financial counseling and outplacement services for two years (three for the CEO) Tax reimbursement, if applicable

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Compensation Discussion and Analysis " Components of Our Executive Compensation Program

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Limited perquisites	• Very limited perquisites or personal benefits
• Personal financial counseling (excluding tax preparation) at a cost of generally less than $10,000 per NEO

•  For security reasons, the CEO travels on Company aircraft for business and personal travel. Commercial travel is permitted when security risk is considered minimal and the Office of the Director of Corporate Security approves such travel

• For security reasons, the CEO travels in a Company automobile for business and limited personal travel

Because we use only compensation practices that support our guiding principles, we do NOT offer our executives:

• • •	Employment agreements (except for newly hired executives when there is a demonstrated business need)
• • •	Severance agreements (except in the event of a change in control (double-trigger) or limited-duration agreements for newly-hired executives when there is a demonstrated business need)
• • •	Tax gross-ups on benefits and perquisites (except for relocation benefits and in connection with a qualifying termination in connection with change in control)
• • •	Retirement plans that grant additional years of service or include long-term incentives in the benefit calculation
• • •	Repricing of stock options/repurchases of underwater stock options for cash

Change in Control Severance Benefits

To ensure that executives remain focused on Company business during a period of uncertainty, in 2013, DuPont adopted the Senior Executive Severance Plan. Each of the currently employed NEOs is a participant in the plan. For any benefits to be earned under the plan, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a “double trigger”).

Benefits provided under the plan include:

• • •	Lump sum cash payment equal to two times (three times for the CEO) the sum of the executive’s base salary and target annual bonus;
• • •	A lump sum cash payment equal to the pro-rated portion of the executive’s target annual bonus for the year of termination;
• • •	Continued health and dental benefits, financial counseling, tax preparation services and outplacement services for two years (three years for the CEO) following the date of termination; and
• • •	Stock options remaining exercisable for their full term to the extent not already applicable.

Covered executives are also entitled to reimbursement of any expenses incurred in enforcing their rights under the plan and, effective in December 2015, if any payments or benefits payable to the executive (whether under the plan or otherwise) are subject to the excise tax imposed under Section 4999 of the Code, an additional reimbursement payment will be made such that, on a net after-tax basis, the executive would be in the same position as if no such excise tax had been imposed. The Company determined, particularly in light of the contemplated merger of equals with Dow and Intended Business Separations, that such a reimbursement payment is appropriate for participants in the Senior Executive Severance Plan: (i) to provide reasonable assurance that the participants, especially those with a short tenure or a newly enhanced role at the Company, realize the benefit the Company intended to provide under the plan and (ii) during this time of uncertainty, to incentivize those executives to remain objective, avoid conflicts of interest and stay focused on executing the merger and Intended Business Separations to maximize stockholder value.

The plan requires a release of claims as a condition to the payment of benefits and includes 12-month non-competition and non-solicitation provisions (18 months for the CEO) and additional non-disparagement and confidentiality provisions.

For additional information about benefits under the Senior Executive Severance Plan see Potential Payments Upon Termination or Change in Control.

40	Proxy Statement for 2017 Annual Meeting of Stockholders

Compensation Discussion and Analysis " How We Manage Compensation Risk

HOW WE MANAGE COMPENSATION RISK

The Committee regularly monitors our compensation programs to assess whether those programs are motivating the desired behaviors while delivering on DuPont’s performance objectives and encouraging appropriate levels of risk-taking. In 2016, the Committee asked Cook to test whether the Company’s compensation programs encourage the appropriate levels of risk-taking given the Company’s risk profile. Cook’s review encompassed an assessment of risk pertaining to a broad range of design elements, such as mix of pay, performance metrics, goal-setting and payout curves, payment timing and adjustments, and the presence of maximum payments, as well as other mitigating program attributes. Cook’s analysis determined, and the Committee concurred, that our compensation programs do not encourage behaviors that would create undue material risk for DuPont.

Payout Limitations or Caps

Payout limitations, or “caps,” play a vital role in risk mitigation, and all metrics in the STIP and PSU programs are capped at 200% to protect against excessive payouts. Our performance/payout leverage is in line with competitive practice. Clawback provisions, stock ownership guidelines and insider trading policies that prohibit executives from entering into derivative transactions also protect against excessive risk in the Company’s incentive programs.

Stock Ownership Guidelines

The Company requires that NEOs accumulate and hold shares of DuPont Common Stock with a value equal to a specified multiple of base pay.

Stock ownership guidelines include a retention ratio requirement. Under the policy, until the required ownership is reached, executives are required to retain 75% of net shares acquired upon any future vesting of stock units or exercise of stock options, after deducting shares used to pay applicable taxes and/or exercise price.

The multiples for specific executive levels are shown below. Each NEO exceeded their ownership goal with the exception of the CEO. Due to his limited tenure, Mr. Breen has not yet reached the ownership requirement.

Multiple of Salary	2016 Target	2016 Actual
CEO	6x	3x
Other NEOs average	4x	11x

For purposes of the stock ownership guidelines, we include direct ownership of shares and stock units held in employee plans. Stock options and PSUs are not included in determining whether an executive has achieved the ownership levels.

Compensation Recovery Policy (Clawback)

The Company has a compensation recovery policy that covers each current and former employee of DuPont or an affiliated company who is, or was, the recipient of incentive-based compensation (“Grantee”). If a Grantee engages in misconduct, then:

• • •	He/she forfeits any right to receive any future awards or other equity-based incentive compensation
• • •	The Company may demand repayment of any awards or cash payments already received by a Grantee
• • •	The Grantee will be required to provide repayment within ten (10) days following such demand

“Misconduct” means any of the following:

• • •	The Grantee’s employment or service is terminated for cause
• • •	There has been a breach of a noncompete or confidentiality covenant set out in the employee agreement
• • •	The Company has been required to prepare an accounting restatement due to material noncompliance, as a result of fraud or misconduct, with any financial reporting requirement under the securities laws, and the Committee has determined, in its sole discretion, that the Grantee (a) had knowledge of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring it to the attention of appropriate individuals within the Company or (b) personally and knowingly engaged in practices which materially contributed to the circumstances that enabled a material noncompliance to occur

Awards granted prior to March 2, 2011, are subject to the clawback provisions that were in effect at the time of the grant, as disclosed in prior years’ proxy statements.

Proxy Statement for 2017 Annual Meeting of Stockholders	41

Compensation Discussion and Analysis " 2016 Compensation Decisions

2016 COMPENSATION DECISIONS

Our Annual Compensation Program

Annual Base Salary

In setting 2016 NEO salaries, the Committee took a wide range of facts and circumstances into consideration. These included a corporate base salary merit budget of 3.0%, business results, market competitiveness, peer group competitiveness (CEO only), internal relationships, tally sheets and individual performance. Facing another challenging year with uncertain macroeconomic conditions, officers did not receive a 2016 merit increase.

The table below shows the base salary rate as of December 31, 2016. This information may be different from the base salary provided in the 2016 Summary Compensation Table (“SCT”), which reflects the actual base pay received for the year.

Name	2015 Base Salary	2016 Base Salary	Change in Base Salary	Primary Rationale
E. D. Breen	N/A	$1,500,000	—	•	Mr. Breen became our Chair and CEO on November 9, 2015 and did not receive a base salary in 2015.
N. C. Fanandakis	$780,000	780,000	—
J. C. Collins	700,000	700,000	—
C. M. Doyle	525,000	625,000	19%	•	Received base salary increase in January due to promotion to Executive Vice President
S. L. Fox	664,000	664,000	—

Annual Short-Term Incentives

Our annual incentive plan design ensures that our executives maintain a strong focus on those financial metrics (e.g., revenue growth and earnings growth) that have been shown to be closely linked to stockholder value creation over time. For 2016, STIP awards were based on the following formula, measures and weightings. The Committee approves these factors at the beginning of each fiscal year. Each element is discussed in greater detail below.

(1)	While final payouts may be adjusted by individual performance as determined by the Committee, for 2016, STIP payouts were based solely on corporate and business unit performance.

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Compensation Discussion and Analysis " 2016 Compensation Decisions

1. Target Short-Term Incentive Program

Our STIP targets are set as a percentage of base salary, consistent with market practice. The target STIP percentage for each level is reviewed regularly against the market and approved annually by the Committee (or in the case of the CEO, by the Board). The actual calculation of the 2016 target STIP amount for the NEOs is detailed in the table below.

Name	2016 Base Salary	2016 X Target STIP %	2016 = Target STIP $
E. D. Breen	$1,500,000	160%	$2,400,000
N. C. Fanandakis	780,000	100%	780,000
J. C. Collins	700,000	100%	700,000
C. M. Doyle	625,000	100%	625,000
S. L. Fox	664,000	85%	564,400

2. STIP Payout Factor

The weighted average payout factor for the STIP is based on actual performance on each measure and the weighting of that performance measure.

STIP PERFORMANCE MEASURES

	Metric	Weighting	Rationale for Use
Corporate performance	Operating EPS (Operating EPS compared to an internal target (Profit Objective))	50%	Closely aligns stockholder and executive interests Provides insight with respect to ongoing operating results
Business unit performance Because NEOs work across all businesses, their payout factor is based on the total business performance compared to aggregate targets in the two categories shown to the right. Payout factors are determined separately for each business and based on actual business performance compared to its objective for the year.	1. Operating earnings	25%	Measures profitability at the business level leading to corporate EPS results
	2. Revenue (Business unit revenue versus budget for the year)	25%	Reflects top-line growth — critical to Company success
Individual performance	Individual performance assessment	Modifier

The STIP award will be based on financial performance. Awards earned based on financial performance may be adjusted up or down to recognize individual performance. STIP awards are capped at 200% of target.

For 2016 we raised the performance threshold for Business Unit Operating Earnings from 70% to 80%, which supports the increased focus on this metric and our pay-for-performance philosophy. In addition, we have reduced the number of metrics to drive focus on revenue and earnings and simplify the plan.

For 2017, for the CEO and other NEOs, the DuPont STIP program will remain unchanged.

2016 STIP PERFORMANCE AND PAYOUT FACTORS

Corporate and business unit performances are converted to a corresponding payout factor based on the concept of “leverage,” i.e., the relationship between performance for a given metric and its payout factor. The leverage in our plan is consistent with competitive practice. For example, Operating EPS, business unit operating earnings,

Proxy Statement for 2017 Annual Meeting of Stockholders	43

Compensation Discussion and Analysis " 2016 Compensation Decisions

and business unit revenue leverage is 2:1 below target and 5:1 above target. So, participants have two percentage points in payout deducted for each one percent change in performance below target, and receive five percentage points in payout for each one percent change in performance above target. In 2016 we raised the threshold performance requirement from 70% to 80% for operating earnings. All metrics are capped at 200% payout.

2016 Results

The following table shows each of these performance measures, their weighting, target metrics, the actual result and payout result.

(1) Corporate Performance:

Corporate Performance was measured using the actual percentage of target for: Operating EPS versus an internal target the organization set.

Metric	Target	Actual	% of Target	Weighting	Actual Payout Factor %
Operating EPS*	$3.05	$3.35	109.8%	50%	74.6%

(2) Business Unit Performance:

Business unit performance was measured as a percentage of aggregate actual performance per metric versus aggregate target.

Metric	Target ($ in millions)	Actual ($ in millions)	% of Target	Weighting	Actual Payout Factor %
Business Unit Operating Earnings*	$ 4,763	$ 4,734	99.4%	25%	24.7%
Business Unit Revenue	$25,099	$24,594	98.0%	25%	24.0%
TOTAL					48.7%
*	Operating EPS and business unit operating earnings are non-GAAP financial measures. See Appendix B for additional information regarding these and other non-GAAP financial measures.

(3) Individual Performance:

The Committee and Board made no adjustments to the earned STIP awards for individual performance. STIP payouts were based solely on corporate and business unit performance. Corporate Performance of 74.6% and Business Unit Performance of 48.7%, result in an overall payout factor of 123.3%.

(4) Final STIP Payout

As illustrated in the table below, the final 2016 STIP payout is determined by multiplying the target STIP amount by the final total payout factor of 123.3%.

Name	2016 Target STIP $	TOTAL Payout X Factor %	2016 = Final STIP $	2015 Final STIP $	% Difference
E. D. Breen*	$2,400,000	123.3%	$2,959,200	N/A	N/A
N. C. Fanandakis	780,000	123.3%	962,000	315,000	205.4%
J. C. Collins	700,000	123.3%	864,000	283,000	205.3%
C. M. Doyle	625,000	123.3%	771,000	180,000	328.3%
S. L. Fox	564,400	123.3%	696,000	228,000	205.3%
*	Mr. Breen was not eligible for a STIP award in 2015

The 2016 STIP awards to Section 16 officers are limited to 0.25% of adjusted net income of the Company for the CEO and 0.15% for other executive officers.

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Compensation Discussion and Analysis " 2016 Compensation Decisions

Our Long-Term Incentive Program

In 2016, our LTI program for NEOs consisted of a mix of stock options and PSUs, all based on fair value on the grant date.

The following table summarizes the performance drivers, mix, and objectives for the various LTI components as they relate to NEOs:

	PSUs	Stock Options
2016 LTI mix	• 60%	• 40%
Performance drivers	• TSR(relative to peer group)	• Stockprice appreciation (longer-term)
Objectives	• Focus on value creation for stockholders through TSR which we define as stock price appreciation plus dividends over the three-year period • Stockholderalignment	• Linkto long-term business objectives • Stockownership • Stockholderalignment
Program design

•  Atthe conclusion of the performance cycle, payouts can range from 0% to 200% of the target grant based on relative performance of TSR

•  PSUsare based on a three-year performance cycle compared to our peers and are awarded annually to each NEO at the beginning of the cycle

• Optionsvest in one-third increments over three years • Ten-yearterm • Nonqualifiedstock option grants are made annually at the closing price on the date of grant • Norepricing stock options

The Committee made no design changes to our LTI programs with respect to the CEO and other NEOs for 2017.

2016 Long-Term Incentive Awards

Annual awards to employees, including NEOs, are made at a pre-established Committee meeting in early February. This allows sufficient time for the market to absorb announcement of annual earnings, which is typically made during the fourth week of January. We do not time equity awards in coordination with the release of material nonpublic information. The grant price is the closing price on the date of grant.

Any occasional special awards to employees who are not executive officers are approved by the Special Stock Performance Committee (consisting of the Chairs of the Board and the Committee), to which the Board of Directors has delegated the authority to approve special equity grants. Awards are effective on the date of approval by the Special Stock Performance Committee.

Each year the Committee establishes target LTI values based on a number of factors including market practices, internal equity, and cost. In general, we target long-term stock compensation in the median range of market long-term compensation based on position.

Name	2016 LTI — Grant Date Fair Value*
E. D. Breen**	$11,100,000
N. C. Fanandakis	2,845,000
J. C. Collins	2,000,000
C. M. Doyle	1,500,000
S. L. Fox	2,060,000
*	Reflects the grant date fair value and differs from the value of equity awards shown in the SCT and Grants of Plan-Based Awards Table (“GPBAT”) because those tables reflect the probable outcome of the performance conditions for PSUs. The LTI amounts shown in this table value PSUs at the closing price of DuPont Common Stock on the date of grant, and reflect the value the Committee considered when making LTI awards for 2016.
**	Effective with his appointment as Chair and CEO, Mr. Breen was granted $4,440,000 of non-qualified stock options effective November 6, 2015, which represents the stock option portion of his 2016 long-term incentive grant. The amount reflected above includes this grant.

Proxy Statement for 2017 Annual Meeting of Stockholders	45

Compensation Discussion and Analysis " 2016 Compensation Decisions

Performance Share Units Granted in 2016

The actual number of shares earned for the PSUs granted in 2016 will be based on DuPont’s relative TSR to the peer group for the three-year performance period of 2016 through 2018, as shown in the table below.

PERFORMANCE TARGETS (2016 — 2018 PERFORMANCE PERIOD)

	DuPont TSR Relative to the Peer Group	% of Target Shares Earned (Payout %)
TSR PAYOUT % X	Below 25th percentile*	0%
TARGET AWARD =	At 25th percentile*	25%
FINAL AWARD	At 50th percentile*	100%
	At or above 75th percentile*	200%
	*Interimpoints are interpolated

2014–2016 PSU PROGRAM (PAYABLE IN 2017)

The three-year performance period for PSUs awarded in 2014 ended on December 31, 2016. The final number of shares earned was based on revenue growth and TSR relative to the peer group over the three-year performance period. The final payout determination was made in March of 2017 after a review of the Company’s and peer group’s performance. Revenue growth was at the 18th percentile of the peer group. TSR was at the 71st percentile of the peer group. This resulted in an overall payout at 91% of target. TSR (stock price appreciation plus dividends) for the 2014 PSU program was calculated based on a practice predominant among our peer group members for compensation purposes and in accordance with the terms of the plan. The underlying TSR was calculated using a 20-day closing average stock price immediately prior to the beginning of the three-year performance period and the average closing stock price over the last 20 days of that performance period.

Further details are provided in the 2016 Option Exercises and Stock Vested Table.

Target units and year-end values for PSUs awarded in 2015 and 2016 are included in the Outstanding Equity Awards Table.

Deductibility of Performance-Based Compensation

IRC Section 162(m) generally precludes a public corporation from taking a deduction for compensation in excess of $1,000,000 for its CEO or any of its three next-highest-paid executive officers (other than the Chief Financial Officer), unless certain specific and detailed criteria are satisfied. This limitation does not apply to qualified performance-based compensation.

We review all compensation programs and payments to determine the tax impact on the Company as well as on the executive officers. In addition, we review the impact of our programs against other considerations, such as accounting impact, stockholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive executive compensation program, some compensation might not, on some occasions, be deductible under IRC Section 162(m).

The stockholder-approved EIP is designed to allow the Company to issue awards that qualify as performance-based compensation under IRC Section 162(m).

We will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable consistent with our compensation policies and as determined to be in the best interests of DuPont and its stockholders.

2016 NEO TOTAL COMPENSATION SUMMARY

Total 2016 NEO Compensation

The Company and individual performance outlined above resulted in total NEO compensation for 2016 as shown in the table that follows. This table is not intended to be a substitute for the SCT or GPBAT. Base salary is shown as of December 31, 2016. STIP awards and LTI awards for 2016 are reflected in the SCT and GPBAT. The value of LTI awards reflected in this table differs from the value of equity awards shown in the SCT and GPBAT

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Compensation Discussion and Analysis " 2016 Compensation Decisions

because those tables reflect the probable outcome of the performance conditions for PSUs. The LTI amounts shown in this table value PSUs at the closing price of DuPont Common Stock on the date of grant, and reflect the value the Committee considered when making LTI awards for 2016.

Each of our NEO’s saw significant increases in TDC primarily driven by the increase in STIP performance from 40% in 2015 to 123% in 2016. Mr. Doyle also saw a base salary increase due to his promotion to Executive Vice President.

Name	2016 Base Salary	2016 Final STIP	2016 LTI	TDC	2016 TDC vs 2015 TDC (% change)
E. D. Breen*	$1,500,000	$2,959,200	$11,100,000	$15,559,200	—
N. C. Fanandakis	780,000	962,000	2,845,000	4,587,000	21%
J. C. Collins	700,000	864,000	2,000,000	3,564,000	33%
C. M. Doyle	625,000	771,000	1,500,000	2,896,000	92%
S. L. Fox	664,000	696,000	2,060,000	3,420,000	22%
*	Effective with his appointment as Chair and CEO, Mr. Breen was granted $4,440,000 of non-qualified stock options effective November 6, 2015, which represents the stock option portion of his 2016 long-term incentive grant. The amount reflected above includes this grant.

Proxy Statement for 2017 Annual Meeting of Stockholders	47

COMPENSATION OF EXECUTIVE OFFICERS

2016 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the NEOs for the fiscal year ending December 31, 2016. The NEOs are DuPont’s CEO and Chief Financial Officer (“CFO”), and the next three most highly compensated executive officers ranked by their total compensation (reduced by the amount of change in pension value and nonqualified deferred compensation earnings) in the 2016 Summary Compensation Table.

Name and Principal Position	Year	Salary(1)	Stock Award(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)		Total ($)
E. D. Breen Chair & Chief Executive Officer	2016	$1,500,000	$6,355,142	—	$2,959,200	—	$192,302		$11,006,644
	2015	—	5,521,000	$4,440,000	—	—	244,975	(7)	10,205,975
N. C. Fanandakis Executive Vice President & Chief Financial Officer	2016	780,000	1,628,890	1,138,008	962,000	$995,901	96,600		5,601,399
	2015	772,500	2,216,415	712,186	315,000	—	107,505		4,123,606
	2014	758,333	2,057,062	625,012	422,000	180,600	117,030		4,160,037
J. C. Collins Executive Vice President	2016	700,000	1,145,118	800,007	864,000	1,452,701	86,720		5,048,546
	2015	670,833	4,395,579	446,028	283,000	474,963	88,275		6,358,678
C. M. Doyle Executive Vice President	2016	625,000	858,824	600,012	771,000	819,219	70,888		3,744,943
	2015	453,333	3,656,855	207,496	180,000	223,565	59,772		4,781,021
S. L. Fox Senior Vice President & General Counsel	2016	664,000	1,179,432	824,006	696,000	—	41,000		3,404,438

(1)	Includes compensation that may have been deferred at the executive’s election. Such amounts are also included in the Nonqualified Deferred Compensation table — “Executive Contributions in 2016” column.
(2)	Represents the aggregate grant date fair value of time-vested RSUs and PSUs computed in accordance with FASB ASC Topic 718. Those values are detailed in the 2016 Grants of Plan-Based Awards table. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair values of the PSUs assuming that the highest level of performance conditions will be achieved are as follows: E. D. Breen ($12,710,284), N. C. Fanandakis ($3,257,780), J. C. Collins (2,290,236), C. M. Doyle ($1,717,648), and S. L. Fox ($2,358,864). No RSUs were awarded in 2016 to our NEOs.
(3)	Represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Assumptions used in determining values for 2016 can be found under 2016 Grants of Plan-Based Awards — Grant Date Fair Value of Stock Option Awards.
(4)	Represents payouts under the cash-based award component (STIP) of the Equity and Incentive Plan (“EIP”) for services performed during 2016. This column includes compensation which may have been deferred at the NEO’s election. Any such amounts will be included in the “Executive Contributions” column of the 2017 Nonqualified Deferred Compensation table.
(5)	This column reports the estimated change in the actuarial present value of an NEO’s accumulated pension benefits and any above-market earnings on nonqualified deferred compensation balances. DuPont does not credit participants in the nonqualified plans with above-market earnings; therefore, no such amounts are reflected here.
(6)	Amounts shown include Company contributions to qualified defined contribution plans and Company contributions to nonqualified defined contribution plans. The amounts also reflect perquisites and personal benefits including financial counseling, personal use of Company automobile and aircraft for Mr. Breen. For a detailed discussion of the items and amounts reported in this column, including a discussion of how the value of personal use of Company aircraft is calculated, refer to the “All Other Compensation” section of the narrative discussion following this footnote.
(7)	Includes $233,156 of compensation received by Mr. Breen in 2015 as a non-employee director consisting of $82,500 of fees paid in cash, time-vested RSUs with a grant date fair value of $150,381, and Company-paid accidental death and disability insurance premiums of $275.

Narrative Discussion of Summary Compensation Table

Salary

Amounts shown in the “Salary” column of the table above represent base salary earned during 2016. Due to another challenging year with uncertain macroeconomic conditions, NEOs did not receive a 2016 merit increase.

Mr. Breen became Chair and CEO on November 9, 2015 and did not receive a base salary in 2015.

Mr. Doyle received a base salary increase effective January 1, 2016, to recognize his promotion to Executive Vice President and the increase in his scope of responsibilities.

48	Proxy Statement for 2017 Annual Meeting of Stockholders

Compensation of Executive Officers " 2016 Summary Compensation Table

Base salary for 2016 represented 10% of TDC (base salary, STIP awards and LTI awards) for the CEO, and, on average, 19% of TDC for the other NEOs, which is consistent with the Committee’s goal of placing emphasis on “at risk” compensation.

Stock Awards

Amounts shown in the “Stock Awards” column of the table above represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. Refer to 2016 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards for a detailed discussion of the grant date fair value of stock awards. No RSUs were awarded in 2016, RSUs have been removed as a component of our LTI award program for NEOs.

Option Awards

Amounts shown in the “Option Awards” column of the table above represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Refer to 2016 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards for a detailed discussion of the grant date fair value of option awards.

Non-Equity Incentive Plan Compensation

Amounts shown in this column of the table above represent cash-based short-term incentive, or STIP, awards paid for a given year.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Amounts shown in this column of the table above represent the estimated change in the actuarial present value of accumulated benefits for each of the NEOs at the earlier of either age 65 or the age at which the NEO is eligible for an unreduced pension. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 17 (“Long-Term Employee Benefits”) to the Consolidated Financial Statements in DuPont’s Annual Report on Form 10-K for the year ended December 31, 2016. Assumptions are further described in the narrative discussion following the Pension Benefits table.

There were no above-market or preferential earnings during 2016 on nonqualified deferred compensation. Generally, earnings on nonqualified deferred compensation include returns on investments in seven core investment alternatives, interest accruals on cash balances, DuPont Common Stock returns and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate, and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the Company’s RSP plan. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2016 Summary Compensation Table.

Accordingly, all amounts shown in this column reflect the change in the pension value under the Pension Plan and Pension Restoration Plan. The change in pension value represents the change from 2015 to 2016 in the present value of an NEO’s accumulated benefit as of the applicable pension measurement date.

Proxy Statement for 2017 Annual Meeting of Stockholders	49

Compensation of Executive Officers " 2016 Summary Compensation Table

All Other Compensation

Amounts shown in the “All Other Compensation” column of the table above include perquisites and personal benefits (if greater than or equal to $10,000); registrant (Company) contributions to qualified defined contribution plans; and registrant (Company) contributions to nonqualified defined contribution plans. The following table details those amounts.

Name	Perquisites and Other Personal Benefits(a)	Registrant Contributions to Qualified Defined Contribution Plans(b)	Registrant Contributions to Nonqualified Defined Contribution Plans(c)
E. D. Breen	$61,052	$23,850	$107,400
N. C. Fanandakis	—	23,850	72,750
J. C. Collins	—	23,850	62,870
C. M. Doyle	—	23,850	47,038
S. L. Fox	—	23,850	17,150

(a)	For Mr. Breen, includes personal use of Company automobile ($2,031) and personal use of Company aircraft ($59,021). Consistent with DuPont’s policy, the CEO travels on Company aircraft for business and personal travel. Commercial travel is permitted when the security risk is considered minimal and the Office of the Director of Corporate Security approves it. The amount reflected in this column represents the aggregate incremental cost to DuPont of all personal travel by the CEO on Company aircraft. Incremental cost is calculated based on the variable operating costs to the Company, including fuel, mileage, trip-related maintenance, weather-monitoring costs, crew travel expenses, on-board catering, landing/ramp fees, and other variable costs, which include an allocation of the overall maintenance costs and costs with respect to “deadhead flights” — flights with no passengers that are associated with the CEO’s personal use. Fixed costs that do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips, are excluded.

The benefit associated with personal use of Company aircraft is imputed as income to the CEO at Standard Industry Fare Level (“SIFL”) rates. SIFL rates are determined by the U.S. Department of Transportation. They are used to compute the value of nonbusiness transportation aboard employer-provided aircraft as required by the Internal Revenue Service. SIFL rates are used in the calculation of the income imputed to executives in the event of personal travel on Company aircraft. The CEO does not receive any gross-up for payment of taxes associated with the described benefit.

(b)	Amounts represent DuPont’s match to the RSP on the same basis as provided to U.S. parent company employees. For 2016, the RSP provided a Company match of 100% of the first 6% of the employee’s contribution. Amounts also include an additional Company contribution of 3%.

(c)	Amounts represent DuPont’s match to the Retirement Savings Restoration Plan (“RSRP”) on the same basis as provided to U.S. parent company employees who fall above the applicable Internal Revenue Code (“IRC”) limits. For 2016, the RSRP provided a Company match of 100% of the first 6% of the employee’s eligible contributions. Amounts also include an additional Company contribution of 3% of eligible contributions.

50	Proxy Statement for 2017 Annual Meeting of Stockholders

Compensation of Executive Officers " 2016 Grants of Plan-Based Awards

2016 GRANTS OF PLAN-BASED AWARDS

The following table provides information on STIP awards, stock options and PSUs granted in 2016 to each of our NEOs. For a complete understanding of the table, refer to the narrative discussion that follows.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
E. D. Breen	2/3/16	—	$2,400,000	$4,800,000	—	113,343	226,686				$6,355,142
N. C. Fanandakis	2/3/16	—	780,000	1,560,000	—	29,051	58,102				1,628,890
	2/3/16								84,926	$58.76	1,138,008
J. C. Collins	2/3/16	—	700,000	1,400,000	—	20,423	40,846				1,145,118
	2/3/16								59,702	58.76	800,007
C. M. Doyle	2/3/16	—	625,000	1,250,000	—	15,317	30,634				858,824
	2/3/16								44,777	58.76	600,012
S. L. Fox	2/3/16	—	564,400	1,128,800	—	21,035	42,070				1,179,432
	2/3/16								61,493	58.76	824,006

Narrative Discussion of Grants of Plan-Based Awards Table

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Amounts shown in this column of the table above represent STIP award opportunities for 2016 under the EIP. A target STIP award is established for each NEO at the beginning of the relevant fiscal year based on a percentage of the NEO’s base salary. The actual STIP payout for NEOs, which can range from 0% to 200% of target, is based on corporate and total business unit performance and individual performance. Refer to Compensation Discussion and Analysis — 2016 Compensation Decisions — Our Annual Compensation Program — Annual Short-Term Incentives for more details.

Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts shown in this column of the table above represent the potential payout range of PSUs granted in 2016. Vesting is based upon relative TSR in relation to the predefined peer group. At the conclusion of the three-year performance period, the actual award, delivered as DuPont Common Stock, can range from 0% to 200% of the original grant. Dividend equivalents are applied after the final performance determination.

For a discussion of the impact on PSUs of any termination, see Potential Payments Upon Termination or Change in Control.

All Other Stock Awards: Number of Shares of Stock or Units

Amounts shown in this column of the table above typically represent RSUs granted that are paid out in shares of DuPont Common Stock. No RSUs were granted to NEOs in 2016.

All Other Option Awards: Number of Securities Underlying Options

Amounts shown in this column of the table above represent nonqualified stock options granted in 2016 with a ten-year term and ratable vesting over a three-year period, one-third on each anniversary date. The exercise price of options granted, as shown in the table above, is based on the closing price of DuPont Common Stock on the date of grant.

For a discussion of the impact on options of any termination, see Potential Payments Upon Termination or Change in Control.

Grant Date Fair Value of Stock and Option Awards

Except with respect to PSUs, amounts shown in this column of the table above reflect the grant date fair value of the equity award computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the PSUs was $56.07, estimated using a Monte Carlo simulation.

Proxy Statement for 2017 Annual Meeting of Stockholders	51

Compensation of Executive Officers " 2016 Grants of Plan-Based Awards

For purposes of determining the fair value of stock option awards, we use the Black-Scholes option pricing model and the assumptions set forth in the table below. The grant date fair value of options granted on February 3, 2016, was $13.40. The Company determines the dividend yield by dividing the current annual dividend on the DuPont Common Stock by the option exercise price. A historical daily measurement of volatility is determined based on the expected life of the option granted. The risk-free interest rate is determined by reference to the yield on an outstanding U.S. Treasury Note with a term equal to the expected life of the option granted. Expected life is determined by reference to the Company’s historical experience.

February 3, 2016
Dividend yield	2.6%
Volatility	28.28%
Risk-free interest rate	1.8%
Expected life (years)	7.2

52	Proxy Statement for 2017 Annual Meeting of Stockholders

Compensation of Executive Officers " Outstanding Equity Awards

OUTSTANDING EQUITY AWARDS

The following table shows the number of shares underlying exercisable and unexercisable options and unvested RSUs and, as applicable, unearned PSUs held by our NEOs at December 31, 2016. Market or payout values in the table below are based on the closing price of DuPont Common Stock as of that date.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
E. D. Breen(5)	133,334	266,666	$66.11	11/5/22
					2,348	$172,367	113,343	$8,319,376
N. C. Fanandakis	44,920		49.97	2/1/18
	49,487		49.90	2/5/19
	57,312		45.72	2/5/20
	31,605	15,802	59.65	2/4/21
	20,127	40,253	71.06	2/3/22
		84,926	58.76	2/2/26
					10,417	764,584	48,049	3,526,797
J. C. Collins		9,482	59.65	2/4/21
	12,673	25,344	71.06	2/3/22
		59,702	58.76	2/2/26
					107,974	7,925,260	32,384	2,376,986
C. M. Doyle		3,161	59.65	2/4/21
	5,964	11,927	71.06	2/3/22
		44,777	58.76	2/2/26
					81,517	5,983,383	20,947	1,537,510
S. L. Fox	14,164	28,326	71.06	2/3/22
		61,493	58.76	2/2/26
					35,942	2,638,160	34,405	2,525,327

(1)	The following table provides an overview of stock options with outstanding vesting dates as of December 31, 2016:

Stock Option Expiration Date	Outstanding Vesting Dates
2/4/2021	Balance vests on February 5, 2017
2/3/2022	Vests equally on February 4, 2017 and 2018
11/5/2022	Vests equally on November 6, 2017 and 2018
2/2/2026	Vests equally on February 3, 2017, 2018 and 2019

(2)	The following table provides an overview of RSUs, including dividend-equivalent units, with outstanding vesting dates as of December 31, 2016:

Grant Date	Outstanding Vesting Dates
8/6/2013	Balance vests on August 6, 2017
2/5/2014	Balance vests on February 5, 2017
10/6/2014	30% vests on October 6, 2017, and 70% vests on October 6, 2018
2/4/2015	Vests equally on February 4, 2017 and 2018
7/29/2015	Balance vests on July 29, 2020

Proxy Statement for 2017 Annual Meeting of Stockholders	53

Compensation of Executive Officers " Outstanding Equity Awards

(3)	The following table provides an overview of PSUs with outstanding vesting dates as of December 31, 2016:

Grant Date	Outstanding Vesting Dates
2/4/2015	Performance period ends December 31, 2017
2/3/2016	Performance period ends December 31, 2018

Because the 2014 PSU award payout was less than target (91%), the amount required to be shown in this column represents the target number of PSUs payable under outstanding awards (100% of the original grant).

The final number of shares earned, if any, will be based on performance on the company’s Operating Earnings Growth and TSR in relation to the predefined peer group (at the time of award) for the 2015 award and only TSR for the 2016 award.

The plan provides for a payout range of 0% to 200% and dividend-equivalent units are applied subsequently to the final performance determination.

(4)	Represents the payout value of outstanding PSUs based on a target (100%) payout. See footnote (3) above.

(5)	Includes RSUs granted to Mr. Breen in his capacity as a non-employee director.

54	Proxy Statement for 2017 Annual Meeting of Stockholders

Compensation of Executive Officers " 2016 Option Exercises and Stock Vested

2016 OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of DuPont Common Stock acquired upon the exercise of stock options and the vesting of RSUs and PSUs during 2016.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
E. D. Breen	—	—	16,784	$869,411
N. C. Fanandakis	—	—	61,297	4,045,687
J. C. Collins	50,316	$914,098	17,977	1,316,729
C. M. Doyle	5,422	85,069	6,355	460,364
S. L. Fox	—	—	2,288	135,170
(1)	Represents the number of stock options exercised in 2016. The value realized upon exercise is computed by determining the difference between the market price at exercise and the exercise price of the options.

(2)	Represents the number of RSUs vested in 2016. The value realized upon vesting is computed by multiplying the number of units by the value of the underlying shares on the vesting date. Also shows PSUs granted in 2014, which vested on December 31, 2016, and were paid out in March 2017. The value realized upon vesting is computed by multiplying the number of PSUs by the value of the underlying shares on March 1, 2017.

PENSION BENEFITS (AS OF THE FISCAL YEAR ENDED DECEMBER 31, 2016)

The table below shows the present value of accumulated benefits for the NEOs under the Pension Plan and the Pension Restoration Plan, as of December 31, 2016. For a complete understanding of the table, refer to the narrative discussion that follows.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)
E. D. Breen(2)	Pension Plan	—	—
	Pension Restoration Plan	—	—
N. C. Fanandakis	Pension Plan	38	$1,766,336
	Pension Restoration Plan	38	7,455,860
J. C. Collins	Pension Plan	32	1,292,581
	Pension Restoration Plan	32	3,994,720
C. M. Doyle	Pension Plan	21	588,437
	Pension Restoration Plan	21	1,264,788
S. L. Fox(2)	Pension Plan	—	—
	Pension Restoration Plan	—	—
(1)	The value that an executive will actually receive under these benefit plans will differ to the extent that facts and circumstances vary from the assumptions on which these amounts are based.

(2)	Mr. Breen and Ms. Fox were hired after December 31, 2006, and are not eligible to participate in the Company’s Pension or Pension Restoration Plans.

Narrative Discussion of Pension Benefits

The NEOs participate in the Pension Plan, a tax-qualified defined benefit pension plan that covers a majority of our U.S. employees, except those hired or rehired after December 31, 2006. The Pension Plan currently provides employees with a lifetime retirement income based on years of service and the employees’ final average pay near retirement.

In November 2016, the Company announced changes to the U.S. pension plans. The Company will freeze the pay and service amounts used to calculate pension benefits for active employees who participate in the U.S.

Proxy Statement for 2017 Annual Meeting of Stockholders	55

Compensation of Executive Officers " Pension Benefits

pension plans at the earlier of the effective date of the first of the Intended Business Separations or November 30, 2018 (the “Effective Date”). See Note 2 to the Consolidated Financial Statements in DuPont’s Annual Report on Form 10-K for the year ended December 31, 2016, for further discussion of the Intended Business Separations.

The normal form of benefit for married individuals is a 50% qualified joint and survivor annuity. The normal form of benefit for unmarried individuals is a single life annuity, which is actuarially equivalent to the normal form for married individuals. Normal retirement age under the Pension Plan is generally age 65, and benefits are vested after five years of service. Under the provisions of the Pension Plan, employees are eligible for unreduced pensions when they meet one of the following conditions:

•	Age 65 or older with at least five years of service
•	Age 58 with age plus service equal to or greater than 85

An employee who is not eligible for retirement with an unreduced pension is eligible for retirement with a reduced pension if he is at least age 50 with at least 15 years of service. His pension is reduced by the greater of 5% for every year that his age plus service is less than 85 or 5% for every year that his age is less than 58. In no event will the reduction exceed 50%. As of December 31, 2016, Mr. Fanandakis is eligible for an unreduced pension, and Mr. Collins is eligible for a reduced pension. Mr. Breen and Ms. Fox were hired after December 31, 2006, and are not eligible to participate in the Company’s Pension or Pension Restoration Plans.

The primary pension formula that applies to the NEOs provides a monthly retirement benefit equal to:

(1.5% of Average Monthly Compensation	x	Years of Service through 12/31/07)		-	[	50% of Monthly Primary Social Security Benefit	x	(	Years of Service through 12/31/07	/	Total Years of Service through the Effective Date	)]
PLUS
(0.5% of Average Monthly Compensation	x	Years of Service from 1/1/2008 through the Effective Date	)	-	[	16.67% of Monthly Primary Social Security Benefit	x	(	Years of Service from 1/1/2008 through the Effective Date	/	Total Years of Service through the Effective Date	)]

Average monthly compensation is based on the employee’s three highest-paid years or, if greater, the 36 consecutive highest-paid months. Compensation for a given month includes regular compensation plus one-twelfth of an individual’s STIP award for the relevant year. Other bonuses are not included in the calculation of average monthly compensation. Compensation for service after the Effective Date is disregarded in determining the average monthly compensation.

If benefits provided under the Pension Plan exceed the applicable IRC compensation or benefit limits, the excess benefit is paid under the Pension Restoration Plan, an unfunded nonqualified plan. Effective January 1, 2007, the form of benefit under the Pension Restoration Plan for participants not already in pay status is a lump sum. The mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in IRC Section 417(e)(3).

The Company does not grant any extra years of credited service for pension benefit purposes.

Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 17 (“Long-Term Employee Benefits”) to the Consolidated Financial Statements in DuPont’s Annual Report on Form 10-K for the year ended December 31, 2016. All other assumptions are consistent with those used in the Long-Term Employee Benefits Note, except that the present value of accumulated benefit uses a retirement age at which the NEO may retire with an unreduced benefit under the Pension Plan. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.

56	Proxy Statement for 2017 Annual Meeting of Stockholders

Compensation of Executive Officers " Nonqualified Deferred Compensation

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on DuPont’s defined contribution or other plans that provide for deferrals of compensation on a basis that is not tax-qualified. For a complete understanding of the table, refer to the narrative discussion that follows.

	Executive Contributions in 2016(1)	Registrant Contributions in 2016(2)	Aggregate Earnings in 2016(3)	Aggregate Withdrawals / Distributions in 2016	Aggregate Balance as of 12/31/2016(4)
E. D. Breen
RSRP	$74,100	$107,400	$9,863	—	$191,363
Deferred STIP	—	—	—	—	—
Deferred LTI	—	—	—	—	—
Management Deferred Compensation Plan	—	—	—	—	—
N. C. Fanandakis
RSRP	49,800	72,750	23,853	—	1,212,067
Deferred STIP	—	—	—	—	—
Deferred LTI	—	—	7,594	—	63,010
Management Deferred Compensation Plan	—	—	—	—	—
J. C. Collins
RSRP	43,080	62,870	16,070	—	699,043
Deferred STIP	—	—	—	—	—
Deferred LTI	—	—	—	—	—
Management Deferred Compensation Plan	—	—	—	—	—
C. M. Doyle
RSRP	32,400	47,038	5,608	—	157,722
Deferred STIP	—	—	—	—	—
Deferred LTI	—	—	—	—	—
Management Deferred Compensation Plan	—	—	—	—	—
S. L. Fox
RSRP	—	17,150	2,106	—	33,442
Deferred STIP	—	—	—	—	—
Deferred LTI	—	—	—	—	—
Management Deferred Compensation Plan	—	—	—	—	—
(1)	Base salary deferred under the RSRP and Management Deferred Compensation Plan (“MDCP”) for each of the NEOs is reported as 2016 compensation to such NEOs in the 2016 Summary Compensation Table. Those amounts are: E. D. Breen, $67,500; N. C. Fanandakis, $39,000; J. C. Collins, $35,000; C. M. Doyle, $31,250 and S. L. Fox, $0.

(2)	The amounts in this column represent company contributions made under the RSRP, which are also included in the 2016 Summary Compensation Table.

(3)	Earnings represent returns on investments in seven core investment alternatives, interest accruals on cash balances, DuPont Common Stock returns, and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate, and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the RSP. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2016 Summary Compensation Table.

(4)	The table below reflects amounts reported in the aggregate balance at last fiscal year-end that were previously reported as compensation to the NEO in DuPont’s Summary Compensation Table for previous years.

Name	RSRP	Deferred STIP	Deferred LTI	MDCP	TOTAL
E. J. Breen	—	—	—	—	—
N. C. Fanandakis	$950,674	—	—	—	$950,674
J. C. Collins	107,375	—	—	—	107,375
C. M. Doyle	59,870	—	—	—	59,870
S. L. Fox	—	—	—	—	—

Proxy Statement for 2017 Annual Meeting of Stockholders	57

Compensation of Executive Officers " Nonqualified Deferred Compensation

Narrative Discussion of the Nonqualified Deferred Compensation Table

DuPont offers several nonqualified deferred compensation programs under which participants voluntarily elect to defer some portion of base salary, STIP, or LTI awards until a future date. Deferrals are credited to an account and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the RSRP, there are no Company contributions or matches. The RSRP was adopted to restore Company contributions that would be lost due to IRC limits on compensation that can be taken into account under DuPont’s tax-qualified savings plan. Amounts shown in the Nonqualified Deferred Compensation Table as Deferred STIP or Deferred LTI represent deferrals of short- and long-term awards prior to the adoption of the MDCP in May 2008.

The following provides an overview of the various deferral options as of December 31, 2016.

Base Salary

Under the RSRP, an NEO can elect to defer eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($265,000 in 2016) in increments of 1% up to 6%. DuPont matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. DuPont also makes an additional contribution of 3% of eligible compensation. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Under the MDCP, an NEO can elect to defer the receipt of up to 60% of his/her base salary. DuPont does not match base salary deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP for base salary deferrals, including DuPont Common Stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

STIP

Under the RSRP, an NEO can elect to defer eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($265,000 in 2016) in increments of 1% up to 6%. DuPont matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. DuPont also makes an additional contribution of 3% percent of eligible compensation. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Under the MDCP, an NEO can elect to defer the receipt of up to 60% of his/her STIP award. DuPont does not match STIP deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP for STIP deferrals, including DuPont Common Stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

LTI

Under the MDCP, an NEO can elect to defer the receipt of 100% of his/her LTI awards (RSUs and/or PSUs). DuPont does not match LTI deferrals under the MDCP. LTI deferrals under the MDCP are in the form of DuPont Common Stock units with dividend equivalents credited as additional stock units.

58	Proxy Statement for 2017 Annual Meeting of Stockholders

Compensation of Executive Officers " Potential Payments Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the CD&A, the Company adopted a Senior Executive Severance Plan in 2013. For a description of the plan, see Components of Our Executive Compensation Program — Change in Control Severance Benefits. Potential payments under the plan are reflected in the table that follows. The table also includes potential payments under the EIP. The treatment of benefits under each plan on termination or change in control is detailed in the footnotes to the table.

The following information does not quantify payments under plans that are generally available to all salaried employees, similarly situated to the NEOs in age, years of service, date of hire, etc., and that do not discriminate in scope, terms, or operation in favor of executive officers. For example, all participating employees who terminated on December 31, 2016, are entitled to receive any STIP awards under the EIP for 2016. See also the Pension Benefits and Nonqualified Deferred Compensation tables and accompanying narrative discussions for benefits or balances, as the case may be, under those plans as of December 31, 2016.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect those amounts include the timing during the year of any such event, DuPont’s stock price and the executive’s age.

If an individual engages in misconduct, we may demand that he/she repay any long-term or short-term incentive award, or cash payments received as a result of such an award, within 10 days following written demand by DuPont. See the discussion How We Manage Compensation Risk — Compensation Recovery Policy (Clawbacks).

Proxy Statement for 2017 Annual Meeting of Stockholders	59

Compensation of Executive Officers " Potential Payments Upon Termination or Change in Control

For the CEO and other NEOs, the benefits that would become payable upon termination of employment, death, disability, or change in control as of December 31, 2016, are outlined below, based on DuPont’s closing stock price of $73.40 (as reported on the New York Stock Exchange) on that date.

	Form of Compensation(1)	Voluntary or For Cause(2)	Termination Due to Lack of Work(3)	Retirement(4)	Death(5)	Disability(3)	Change in Control(6)
E. D. Breen	Base/STIP						$11,700,000
	Options(7)	—	$1,943,995	$1,943,995	$1,943,995	$1,943,995	1,943,995
	RSU	—	—	—	—	—	—
	PSU	—	2,542,032	2,542,032	2,542,032	2,542,032	8,319,376
E.D. Breen Total		—	4,486,027	4,486,027	4,486,027	4,486,027	21,963,371
E. D. Breen Tax Reimbursement(8)		—	—	—	—	—	9,646,129
N. C. Fanandakis	Base/STIP						3,120,000
	Options	—	$678,646	1,554,522	1,554,522	678,646	1,554,522
	RSU	—	764,584	764,584	764,584	764,584	764,584
	PSU	—	1,542,450	1,542,450	1,542,450	1,542,450	3,526,797
N. C. Fanandakis Total		—	2,985,680	3,861,556	3,861,556	2,985,680	8,965,903
J. C. Collins	Base/STIP						2,800,000
	Options	—	451,275	N/A	1,063,556	451,275	1,063,556
	RSU	—	4,587,980	N/A	7,925,260	7,925,260	7,925,260
	PSU	—	1,018,947	N/A	1,018,947	1,018,947	2,376,986
J. C. Collins Total		—	6,058,202	N/A	10,007,763	9,395,482	14,165,802
J. C. Collins Tax Reimbursement(8)		—	—	—	—	—	2,821,659
C. M. Doyle	Base/STIP						2,500,000
	Options	—	275,889	N/A	726,837	275,889	726,837
	RSU	—	4,314,705	N/A	5,983,383	5,983,383	5,983,383
	PSU	—	607,542	N/A	607,542	607,542	1,537,510
C. M. Doyle Total		—	5,198,136	N/A	7,317,762	6,866,814	10,747,730
C. M. Doyle Tax Reimbursement(8)		—	—	—	—	—	3,428,851
S. Fox	Base/STIP						2,456,800
	Options	—	333,161	N/A	966,403	333,161	966,403
	RSU	—	2,638,160	N/A	2,638,160	2,638,160	2,638,160
	PSU	—	1,098,747	N/A	1,098,747	1,098,747	2,525,327
S. Fox Total		—	4,070,068	N/A	4,703,310	4,070,068	8,586,690
S. Fox Tax Reimbursement(8)		—	—	—	—	—	3,048,436
(1)	Since 2012, the award agreements for stock options, RSUs and PSUs contain restrictive covenants that may result in forfeiture of unvested stock options, RSUs and PSUs upon a breach of confidentiality, nonsolicitation and noncompetition obligations during employment and after termination of employment (for a period of one year for nonsolicitation and noncompetition).
(2)	Upon voluntary termination or termination for cause, the various Company plans and programs provide for forfeiture of all unvested stock options, RSUs and PSUs. To the extent that an NEO is retirement-eligible, unvested stock options, RSUs and/or PSUs are treated as if the NEO has retired.
(3)	Upon termination for lack of work or disability:
•	Vested options may be exercised during the one-year period following termination. During the one-year period, options continue to become exercisable in accordance with the three-year vesting schedule, as if the employee had not separated from service. Amount shown represents the in-the-money value of those options that would vest within the one-year period following December 31, 2016.

•	RSUs that are awarded as part of the annual award to eligible employees are automatically vested and paid out. Special or one time awards are forfeited upon a termination for lack of work. Upon disability, special or one time RSU awards are automatically vested and paid out. Amount shown for termination due to lack of work represents the value of regular annual RSUs as of December 31, 2016. Amount shown for disability represents the value of all RSUs as of December 31, 2016.

•	PSUs remain subject to original performance period, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value of PSUs as of December 31, 2016.

To the extent that an NEO is retirement-eligible, unvested stock options, RSUs and/or PSUs are treated as if the NEO has retired.

60	Proxy Statement for 2017 Annual Meeting of Stockholders

Compensation of Executive Officers " Potential Payments Upon Termination or Change in Control

(4)	Upon retirement, NEOs are treated as if they had not separated from service and:

•	Options continue vesting in accordance with the three-year vesting schedule. Amount shown represents the in-the-money value of unvested options as of December 31, 2016.

•	Restrictions on the regular annual RSUs lapse on the original schedule. Special or one time RSU awards are forfeited. Amount shown represents the value of regular annual RSUs as of December 31, 2016.

•	PSUs are subject to the original performance period, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value of PSUs as of December 31, 2016.

•	As of December 31, 2016, Messrs. Collins & Doyle and Ms. Fox were not retirement eligible under the EIP.

Regardless of the above, any retirement within six months of the grant date results in forfeiture of the award.

(5)	Upon death:

•	Options are fully vested and exercisable and expire two years following death or at the end of the original term, whichever is shorter. Amount shown represents the in-the-money value of unvested options as of December 31, 2016.

•	All RSUs are automatically vested and paid out. Amount shown represents the value of all RSUs as of December 31, 2016.

•	PSUs remain subject to the original performance period, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value as of December 31, 2016.

(6)	Upon change in control:

•	For awards granted between 2008 and 2011, treatment is as follows:

•	Stock options become fully vested and exercisable. Amount shown represents the in-the-money value of unvested options as of December 31, 2016.

•	Restrictions on all RSUs lapse. Amount shown represents the value of all RSUs as of December 31, 2016.

•	PSUs are paid at target, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value as of December 31, 2016.

•	Treatment for awards made in 2012 and after varies depending on whether the Company is the surviving entity and, if not, whether the awards are assumed by an acquiring entity. Values shown in the table above assume that the Company is not the surviving entity and the acquiring entity does not assume or otherwise provide for continuation of the awards.

•	Options are immediately vested and cancelled in exchange for payment in an amount equal to (i) the excess of the fair market value per share of the stock subject to the award immediately prior to the change in control over the exercise or base price per share of stock subject to the award multiplied by (ii) the number of shares granted. Amount shown represents the in-the-money value of unvested options as of December 31, 2016.

•	RSUs are immediately vested and all restrictions lapse. Awards cancelled in exchange for a payment equal to the fair market value per share of the stock subject to the award immediately prior to the change in control multiplied by the number of shares granted. Amount shown represents the value of all RSUs as of December 31, 2016.

•	PSUs are converted into time-vested RSUs at target, without proration and treated consistently with time-vested awards as described above. Amount shown represents the target value as of December 31, 2016.

In the event that the company is the surviving entity, or the acquiring entity assumes or otherwise provides for continuation of the awards, all stock options and RSUs remain in place or substitute awards are issued. PSUs are converted into time-vested RSUs at target, without proration and treated consistently with time-vested awards.

Upon termination without cause or termination for good reason within two years after a change in control, all awards vest in full. Options remain exercisable for two years, or the original expiration date, whichever first occurs.

Regardless of the foregoing, any termination within six months of the grant date results in forfeiture of the award.

Under the Senior Executive Severance Plan, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a “double trigger”). Benefits provided under the plan include: (i) lump sum cash payment equal to two times (three times for the CEO) the sum of the executive’s base salary and target annual bonus; (ii) a lump sum cash payment equal to the pro-rated portion of the executive’s target annual bonus for the year of termination; and (iii) continued health and dental benefits, financial counseling, tax preparation services and outplacement services for two years (three years for the CEO) following the date of termination.

(7)	The terms of the options granted to Mr. Breen in November of 2015 provide that as long as he remains employed for six months following the grant that his options will continue vesting in the case of a mutually agreed upon retirement date and transition plan or accelerate vesting in the event of death, disability or lack of work.

(8)	Upon a change in control, if applicable, the tax reimbursement represents a payment in respect of amounts subject to the excise tax under Section 4999 of the Code such that, on a net after-tax basis, the executive would be in the same position as if no such excise tax had been imposed.

Proxy Statement for 2017 Annual Meeting of Stockholders	61

Proposal    MANAGEMENT PROPOSAL TO APPROVE, BY ADVISORY VOTE, EXECUTIVE COMPENSATION

Congress adopted Section 14A of the Securities Exchange Act of 1934, as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Under this regulation, the Board is giving our stockholders an annual opportunity to approve on an advisory, or non-binding, basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. The Board of Directors recommends that you vote “FOR” this proposal.

DuPont’s executive compensation programs are discussed in detail in the CD&A. Our executive compensation programs are designed to attract, motivate, reward and retain the high-quality executives necessary for Company leadership and accomplishment of our strategies. The following principles guide the design and administration of those compensation programs:

•  • •   There should be a strong link between pay and performance.

•  • •   Executives’ interests should be aligned with stockholders’ interests.

•  • •   Programs should reinforce business strategies and drive long-term sustained stockholder value.

Our executive programs are structured so that at least 80% of targeted TDC is at risk, and fluctuates with our financial results and share price. We believe this motivates executives to consider the impact of their decisions on stockholder value.

Our annual incentive plan is structured to create a strong link to our financial and operational performance by rewarding annual performance on EPS, operating earnings and revenue growth.

The long-term incentive program included performance measures such as long-term revenue growth and TSR to assure executive alignment with stockholders.

In 2016, our compensation actions closely paralleled our Company’s performance, as shown in the table below and in the CD&A.

Short-Term Performance vs. Short-Term Incentive Payments
• GAAP EPS increased 36%, Operating EPS(1) increased 21%
• Revenue was down 2%
• Our performance resulted in an 83-point increase in the NEO average short-term (annual) incentive payout factor (40% of target in 2015 to 123% of target in 2016)

Long-Term Performance vs. Long-Term Performance based Payments (PSU)
• 18th percentile rank of the peer group for revenue growth
• 71st percentile rank of the peer group for TSR(2)
• Our performance in revenue growth and TSR over three-year performance period resulted in PSU payouts at 91% of target

(1)	See Appendix B for additional information regarding this and other non-GAAP financial measures.

(2)	TSR (stock price appreciation plus dividends) for the 2014 PSU program was calculated based on a practice predominant among our peer group members for compensation purposes and in accordance with the terms of the plan. The underlying TSR was calculated using a 20-day closing average stock price immediately prior to the beginning of the three-year performance period and the average closing stock price over the last 20 days of that performance period.

The Board’s executive compensation practices are the result of the comprehensive process outlined in the CD&A. The Committee considers a broad number of facts and circumstances in finalizing NEO pay decisions, including business results, market competitiveness, peer group competitiveness, pay equity multiples, tally sheets, experience and individual performance.

The Committee also regularly reviews DuPont’s compensation programs to assess whether those programs are motivating the desired behaviors while driving DuPont’s performance and encouraging the appropriate levels of risk-taking.

Because they do not support our guiding principles, we do NOT offer our executive officers the following: employment agreements (except for newly hired executives when there is a demonstrated business need); tax reimbursements (other than in connection with relocation benefits) and, effective in December 2015 and in limited circumstances, in connection with a qualifying termination in connection with a change in control (for

62	Proxy Statement for 2017 Annual Meeting of Stockholders

Proposal 3 " Management Proposal to Approve, by Advisory Vote, Executive Compensation

additional information, see Compensation Discussion and Analysis — Components of Our Executive Compensation Program – Change in Control Severance Benefits); supplemental executive retirement plans; additional years of credited service in pension plans; stock option repricing or repurchase of underwater stock options for cash.

With the exception of 2016, in every year that our stockholders have had the opportunity to approve on an advisory, or non-binding, basis, the compensation of our named executive officers, at least 94% of our stockholders have voted to approve our executive compensation. In 2016, about 63% of our stockholders voted to approve our executive compensation. This decrease in stockholder approval resulted from the addition of an excise tax reimbursement to the Senior Executive Severance Plan in 2015 to incentivize newly hired or elected NEOs, each of whom would be disproportionately adversely impacted should he/she lose his/her job following a change in control. DuPont determined, particularly in light of the contemplated merger of equals with Dow and Intended Business Separations, that changes were appropriate: (i) to provide reasonable assurance that the participants, especially those with a short tenure or a newly enhanced role at the Company, realize the benefit the Company intended to provide under the plan and (ii) during this time of uncertainty, to incentivize those executives to remain objective, avoid conflicts of interest and stay focused on executing the merger and Intended Business Separations to maximize stockholder value.

PROPOSAL 3: MANAGEMENT PROPOSAL TO APPROVE, BY ADVISORY VOTE, EXECUTIVE COMPENSATION

The Board of Directors Recommends that you vote “FOR” the following resolution:

RESOLVED that the stockholders approve, on an advisory basis, the NEO compensation disclosed in this Proxy Statement in accordance with Securities and Exchange Commission’s rules on compensation disclosure, including the CD&A, the compensation tables and any related material disclosed in this Proxy Statement.

This vote is advisory in nature, which means that it is not binding on the Company, its Board of Directors or the Human Resources and Compensation Committee. However, the Human Resources and Compensation Committee fully intends to give meaningful and careful consideration to the vote results and is committed to take any actions it deems necessary or appropriate in light of those results.

Proxy Statement for 2017 Annual Meeting of Stockholders	63

Proposal    MANAGEMENT PROPOSAL TO RECOMMEND, BY ADVISORY VOTE, FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

As part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Congress adopted Section 14A of the Securities Exchange Act of 1934, pursuant to which the Board is giving our stockholders this opportunity to approve on an advisory, or non-binding basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. Section 14A also allows stockholders to vote, at least once every six years, on the frequency with which such vote should occur, the options being once every one, two or three years. The Board of Directors recommends that the vote occur every year.

After careful consideration, our Board of Directors recommends that the stockholder “say on executive pay” vote occur annually. The Board of Directors believes that an annual vote is in the best interests of our stockholders because it allows stockholders to provide direct, ongoing input on our compensation philosophy, policies and practices, as disclosed in our proxy statement each year. An annual advisory vote also provides the Human Resources and Compensation Committee with the opportunity to evaluate its compensation decisions taking into account the timely feedback provided by stockholders. In addition, the Board of Directors recognizes that an annual advisory vote to approve executive compensation is consistent with the Company’s policy of facilitating communications of stockholders with the Board of Directors and its various committees, including the Human Resources and Compensation Committee.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one, two or three years (or abstain) when voting in response to the resolution set forth below.

PROPOSAL 4: MANAGEMENT PROPOSAL TO RECOMMEND, BY ADVISORY VOTE, FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Board of Directors Recommends that you vote “ONE YEAR” on the following resolution:

RESOLVED that the stockholders determine, on an advisory basis, whether the preferred frequency of the stockholder advisory vote to approve the named executive officer compensation disclosed in this Proxy Statement should be every one, two or three years.

This vote is advisory in nature, which means that it is not binding on the Company, its Board of Directors or the Human Resources and Compensation Committee. However, the Human Resources and Compensation Committee fully intends to give meaningful and careful consideration to the vote results and is committed to take any actions it deems necessary or appropriate in light of those results.

ONE YEAR

64	Proxy Statement for 2017 Annual Meeting of Stockholders

STOCKHOLDER PROPOSALS

The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

PROPOSAL STOCKHOLDER PROPOSAL ON EXECUTIVE COMPENSATION REPORT

The International Brotherhood of DuPont Workers, P.O. Box 10, Waynesboro, VA 22980, owner of 60 shares of DuPont Common Stock, has given notice that it will introduce the following resolution and statement in support thereof:

RESOLVED: That the stockholders of E. I. du Pont de Nemours and Company, assembled in annual meeting in person and by proxy, hereby recommend the following nonbinding proposal: that the Board of Directors prepare a report, to be made available to shareholders four months after the 2017 Annual Meeting, that shall review the compensation packages provided to senior executives of the Company and address the following:

1.	Comparison of compensation packages for senior executives with that provided to the lowest paid Company employees.
2.	Whether there should be a ceiling on compensation provided to senior executives so as to prevent the possibility of excessive compensation.
3.	Whether compensation of senior executives should be adjusted in a situation where there is a stated need for employees to be laid off from work.

Stockholders’ Statement

Pay for senior executives of DuPont is determined by its Board of Directors. According to the March 2016 proxy statement, members of the Board receive annual compensation ranging from $305,000 to $330,000 for their service on the Board.

Yet it does not appear that these members of the Board are required to attend any meetings or even participate in conference calls. Nor is it clear precisely what work, if any, is performed by any individual member of the Board.

Given this extraordinarily generous compensation provided to the members of the Board, is it any surprise that these same members have approved extraordinarily generous compensation for senior executives of DuPont? Can we just view this back and forth between the Board and senior executives as simply that of “one hand washing the other?”

Not surprisingly, virtually nothing is said in the proxy statement regarding how the employees of DuPont — those who are not executives — are compensated. This failure is no surprise given that over the past several years employees have been granted the most minimal of wage increases — averaging about 2% — and have experienced the gutting of their pension plan.

This proposal seeks to have the Board address these issues of compensation, issues involving not just the compensation of executives, but also how executives are compensated in relation to how non- executive employees of this company are compensated.

If you AGREE with this proposal, please mark your proxy FOR this resolution.

Proxy Statement for 2017 Annual Meeting of Stockholders	65

Proposal 5 Stockholder Proposal on Executive Compensation Report " Position of the Board of Directors

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote “AGAINST” this proposal”

The Board of Directors shares the underlying objective for the Company’s compensation policy and programs is to be linked to business and individual performance and shareholder value. Our compensation programs for all employees reflect competitive positioning, internal equity, and the value the individual brings to the position. The Board believes that the objective of this proposal is being addressed through the engaged oversight and work of the Human Resources and Compensation Committee as described in the Compensation Discussion and Analysis (“CD&A”) set forth on pages 31-47 of this Proxy Statement.

The Securities and Exchange Commission has adopted extensive rules that provide for expanded disclosure of compensation-related information and additional transparency. In complying with these rules, the Company has fully disclosed the relevant details of its executive compensation practices in this Proxy Statement so that stockholders may evaluate those practices. The Board’s executive compensation practices are the result of the comprehensive process outlined in the CD&A above. That process requires the Committee to make many interrelated decisions and consider numerous competing interests. The Committee goes to great lengths to illustrate its pay for performance approach to executive compensation on pages 36-40 of the CD&A. In addition, stockholders have the right to vote, on an advisory basis, on the executive compensation disclosed in this Proxy Statement.

Last year, shareholders who voted approved the compensation of our NEOs. The support is not only a reflection of our executive compensation disclosure and transparency, but also our strong culture of corporate governance. Ten of the eleven Board members, and all committee members, are independent under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards. In 2016, 12 meetings of the Board were held. Each director attended at least 89% of the aggregate number of meetings of the Board and the committees of the Board on which the director served. Attendance at these meetings averaged 97% among all directors in 2016.

For the foregoing reasons, the Board believes that the report requested by the proposal is not necessary.

PROPOSAL 5.	The Board of Directors recommends that you vote “AGAINST” this proposal.
STOCKHOLDER PROPOSAL ON EXECUTIVE COMPENSATION REPORT
AGAINST

66	Proxy Statement for 2017 Annual Meeting of Stockholders

STOCKHOLDER PROPOSALS

The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

PROPOSAL    STOCKHOLDER PROPOSAL ON      ACCIDENT RISK REDUCTION REPORT

The United Steelworkers, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (USW), Five Gateway Center, Pittsburgh, PA owner of 80 shares of DuPont common stock, has given notice that it will introduce the following resolution and statement in support thereof:

RESOLVED: Shareholders of E. I. Du Pont de Nemours and Company (DuPont) urge the Board of Directors to report by the 2018 annual meeting, at reasonable cost and excluding proprietary and personal information, on the steps DuPont has taken to reduce the risk of accidents. The report should describe the Board’s oversight of Process Safety Management, staffing levels, inspection and maintenance of facilities and other equipment.

Stockholders’ Statement

On November 14, 2014, the DuPont Crop Protection unit in LaPorte, TX had an accidental leak of 24,000 pounds of the toxic gas methyl mercaptan that claimed the lives of four DuPont employees. In 2010, one worker was killed when a steel hose carrying phosgene gas burst in Belle, WV and later that year, a welder perished in an explosion at the Buffalo, NY facility.

The financial fallout from these accidents was also significant. DuPont had initial fines totaling $372,000 issued by OSHA for the LaPorte accident. The Company also was initially fined $43,000 in the Belle fatality and $61,500 for the fatality in Buffalo (this fine was eventually reduced to $49,000).

From January 2010 through June 2015, DuPont has had nearly $850,000 in initial OSHA fines for 97 violations — most categorized as ‘Serious’, with a number listed as ‘Willful’ and ‘Repeat. In July 2015, DuPont LaPorte was placed in the “severe violator enforcement program” by OSHA where it will remain for the next three years.

An important segment of DuPont’s revenue is its workplace safety consulting business — DuPont Sustainable Solutions. Therefore, it is troubling from a reputational standpoint when an OSHA assistant director stated, “DuPont promotes itself as having a ‘world-class safety’ culture and even markets its safety expertise to other employers, but these four preventable workplace deaths and the very serious hazards we uncovered at this facility are evidence of a failed safety program.”

In its September 2015 interim investigation report on the LaPorte fatalities, the Chemical Safety and Hazard Investigation Board (CSB) recommended the Company address several key Health and Safety issues:

•	Inherently Safer Design Review
•	Ensure Manufacturing Building is Safe for Workers
•	Ensure Relief System Design is Safe for Workers and the Public
•	Perform More Robust Process Hazard Analysis
•	Ensure Active Workforce Participation
•	Public Transparency and Accountability

The CSB safety recommendations — especially regarding public transparency and accountability are critical for DuPont’s shareholders. Our company currently challenges shareholders to a wide-ranging search of reports and websites to find some of the relevant material requested by Proponents. We believe our approach to public reporting simplifies this matter to the benefit of all shareholders.

While DuPont frequently assures shareholders that safety is a “Core Value”, the recent fatal accidents, coupled with many other violations indicate an alarming pattern that must be altered. The threat of another catastrophic event is a significant and material risk for shareholders, which requires a higher level of transparency than currently exists.

Proxy Statement for 2017 Annual Meeting of Stockholders	67

Proposal 6 Stockholder Proposal on Accident Risk Reduction Report  " Position of the Board of Directors

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote “AGAINST” this proposal

DuPont agrees that the safety of its operations is critical to its employees, community and the Company. DuPont’s business operations are subject to extensive federal and state safety laws and regulations, and the Company currently has in place extensive systems and procedures designed to ensure continuous improvement in the Company’s safety performance. The Board of Directors therefore believes that the concerns raised in the proposal are already being addressed.

Safety and health are core values for DuPont, and the Company is committed to continuously improving its practices in these areas. For example, DuPont participates in the American Chemistry Council’s Responsible Care program. This program is a comprehensive health, safety, security and environmental performance improvement initiative. As a part of this program, Responsible Care companies commit to systematic, continuous improvement in process safety. DuPont undergoes certification by an independent, accredited auditor to assure the Responsible Care structure and system are in place to measure, manage and verify performance.

The Board of Directors, including the Chief Executive Officer, is informed about pertinent safety and health issues. The Company’s safety systems and policies are in place and actions are taken to implement these policies. The Environmental Policy and Safety Committee assists the Board of Directors in fulfilling its oversight responsibilities by assessing the effectiveness of programs and initiatives that support the Safety, Health and Environment, Product Stewardship, and Sustainability programs of the Company.

Safety is intrinsic to the Company’s operations. The Company already makes safety and health data available in several different contexts. The Company publicly reports worker safety and process safety data via the Responsible Care website. Safety and health performance data is also provided in the Company’s Global Reporting Initiative Report, which is available on its website at dupont.com. Corporate and site level safety and health statistics are also shared with Company employees. The Company must balance transparency on safety and health matters with the need to safeguard proprietary information that is central to the Company’s operations. Public reporting of information regarding process safety management oversight, inspection and maintenance of Company facilities, and staffing levels, as is suggested by the proposal, could provide an advantage to the Company’s competitors.

For the foregoing reasons, the Board believes that the report requested by the proposal is not necessary.

PROPOSAL 6:	The Board of Directors recommends that you vote “AGAINST” this proposal.
STOCKHOLDER PROPOSAL ON ACCIDENT RISK REDUCTION REPORT
AGAINST

Other Matters. The Board of Directors knows of no other proposals that may properly be presented for consideration at the meeting but, if other matters do properly come before the meeting, the persons named in the proxy will vote your shares according to their best judgment.

68	Proxy Statement for 2017 Annual Meeting of Stockholders

Proxy Statement " Forward Looking Statements

FORWARD LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger of equals transaction with The Dow Chemical Company (the “DowDuPont Merger”) and the proposed transaction with FMC Corporation (“FMC”) in which, among other things, FMC will acquire a portion of DuPont’s crop protection business (the “Divested Ag Business”) and DuPont will acquire substantially all of FMC’s Health and Nutrition business (the “Acquired H&N Business”) and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the DowDuPont Merger or the proposed transaction or to make or take any filing or other action required to consummate such transactions in a timely manner or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology and, in general, for products for the agriculture industry; outcome of significant litigation and environmental matters, including realization of associated indemnification assets, if any; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns which could affect demand as well as availability of products for the agriculture industry; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses; and risks related to the DowDuPont Merger Transaction and the proposed transaction. These risks include, but are not limited to, (i) the completion of the DowDuPont Merger and the proposed transaction on anticipated terms and timing, including obtaining regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s or the Acquired H&N Business and other conditions to the completion of the DowDuPont Merger and the proposed transaction, (ii) the possibility that the DowDuPont Merger and the proposed transaction may not close, including because the various approvals, authorizations and declarations of non-objections from certain regulatory and governmental authorities with respect to either the DowDuPont Merger or the proposed transaction may not be obtained, on a timely basis or otherwise, including that these regulatory or governmental authorities may not approve of FMC as an acceptable purchaser of the Divested Ag Business in connection with the proposed transaction or may impose conditions on the granting of the various approvals, authorizations and declarations of non-objections, including requiring the respective Dow, DuPont and FMC businesses, including the Acquired H&N Business (in the case of DuPont) and the Divested Ag Business (in the case of FMC), to divest certain assets if necessary to obtain certain regulatory approvals or otherwise limiting the ability of the combined company to integrate parts of the Dow and DuPont businesses and/or the DuPont and Health and Nutrition businesses, (iii) the ability of DuPont to integrate the Acquired H&N Business successfully and to achieve anticipated synergies, (iv) potential litigation or regulatory actions relating to the DowDuPont Merger or the proposed transaction that could be instituted against DuPont or its directors, (v) the risk that disruptions from the DowDuPont Merger or the proposed transaction will harm DuPont’s business, including current plans and operations, (vi) the ability of DuPont to retain and hire key personnel, (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the DowDuPont Merger or the

Proxy Statement for 2017 Annual Meeting of Stockholders	69

Proxy Statement " Forward Looking Statements

proposed transaction, (viii) uncertainty as to the long-term value of DowDuPont common stock, (ix) continued availability of capital and financing and rating agency actions, (x) legislative, regulatory and economic developments, (xi) potential business uncertainty, including changes to existing business relationships, during the pendency of the DowDuPont Merger or the proposed transaction that could affect DuPont’s financial performance, (xii) certain restrictions during the pendency of the DowDuPont Merger or the proposed transaction that may impact DuPont’s ability to pursue certain business opportunities or strategic transactions and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the DowDuPont Merger or the proposed transaction, are or will be more fully discussed in (1) DuPont’s most recently filed Form 10-K, 10-Q and 8-K reports, (2) DuPont’s subsequently filed Form 10-K and 10-Q reports and (3) the joint proxy statement/prospectus included in the Registration Statement filed with the SEC in connection with the DowDuPont Merger. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

70	Proxy Statement for 2017 Annual Meeting of Stockholders

APPENDIX A TO 2017 PROXY STATEMENT

DIRECTOR NOMINATION PROCESS

The purpose and responsibilities of the Corporate Governance Committee, described in the Committee’s Charter (available on our website at www.dupont.com), include recommending to the Board nominees for election as directors. The Committee’s members are independent under the Board’s Corporate Governance Guidelines and the NYSE standard.

The Committee considers potential candidates suggested by Board members, as well as management, stockholders and others. The Committee has engaged a director recruitment firm to assist in identifying and evaluating potential candidates.

The Board’s Corporate Governance Guidelines describe qualifications for directors. Directors are selected based on their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; business acumen; and significant professional accomplishment. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibility.

When considering candidates for nomination, the Committee takes into account these factors to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interest of all stockholders. The Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to DuPont.

The Committee will consider candidates for director suggested by stockholders, applying the factors for potential candidates described above and taking into account the additional information described below. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary and include:

• • •	A statement that the writer is a stockholder of record (or providing appropriate support of ownership of DuPont stock);
• • •	The name of and contact information for the candidate;
• • •	A statement of the candidate’s business and educational experience;
• • •	Information regarding each of the factors described above in sufficient detail to enable the Committee to evaluate the candidate;
• • •	A statement detailing any relationship between the candidate and any customer, supplier or competitor of DuPont or any other information that bears on potential conflicts of interest, legal considerations or a determination of the candidate’s independence;
• • •	Information concerning service as an employee, officer or member of a board of any charitable, educational, commercial or professional entity;
• • •	Detailed information about any relationship or understanding between the proposing stockholder and the potential candidate; and
• • •	A statement by the potential candidate that s/he is willing to be considered and to serve as a director if nominated and elected.

Once the Committee has identified a prospective candidate, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate. This may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the likelihood that the prospective nominee can satisfy the factors described above. If the Committee determines, in consultation with the Chair of the Board and other Board members as appropriate, that further consideration is warranted, it may gather additional information about the prospective nominee’s background and experience.

Proxy Statement for 2017 Annual Meeting of Stockholders	A-1

The Committee also considers other relevant factors as it deems appropriate, including the current composition of the Board and specific needs of the Board to assure its effectiveness. In connection with this evaluation, the Committee determines whether to interview the prospective nominee. One or more members of the Committee and other directors, as appropriate, may interview the prospective nominee in person or by telephone. After completing this evaluation, the Committee concludes whether to make a recommendation to the full Board for its consideration.

A-2	Proxy Statement for 2017 Annual Meeting of Stockholders

APPENDIX B TO 2017 PROXY STATEMENT

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Dollars in millions, except per share amounts)

The 2017 Proxy Statement includes information that does not conform to U.S. generally accepted accounting principles (“GAAP”) and are considered non-GAAP measures. These measures include the company’s consolidated results and earnings per share on an operating earnings basis, which excludes significant items and non-operating pension and other postemployment employee benefit costs (operating earnings and operating EPS), total segment pre-tax operating earnings and business unit operating earnings. Management uses these measures internally for planning, forecasting and evaluating the performance of the company’s segments, including allocating resources and evaluating incentive compensation. From a liquidity perspective, management uses free cash flow, which is defined as cash provided/used by operating activities less purchases of property, plant and equipment. Free cash flow is useful to investors and management to evaluate the company’s cash flow and financial performance, and is an integral financial measure used in the company’s financial planning process. Management believes that these non-GAAP measures are meaningful to investors as they provide insight with respect to the ongoing operating results of the company and provide a more useful comparison of year-over-year results. These non-GAAP measures supplement our GAAP disclosures and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided below.

Reconciliation of Operating Earnings

Year ended December 31,	2016
Income from continuing operations before income taxes (GAAP)	$3,265
Add: Significant items charge	519
Add: Non-operating pension and other postretirement employee benefit (OPEB) costs	40
Operating Earnings before income taxes (Non-GAAP)	$3,824
Add: Corporate expenses	340
Add: Interest expense	370
Less: Net exchange losses	106
Segment Operating Earnings	$4,640
Add: Net operating losses - Pharma/Nonaligned businesses	78
Add: Other adjustment	16
Business Unit Operating Earnings (Non-GAAP)	$4,734

Reconciliation of Operating EPS

Year ended December 31,	2016	2015	2014
EPS from continuing operations (GAAP)	$2.85	$2.09	$3.39
Add: Significant items charge (benefit) included in EPS	0.48	0.39	(0.12)
Add: Non-operating pension and OPEB costs included in EPS	0.02	0.29	0.09
Operating EPS (Non-GAAP)	$3.35	$2.77	$3.36

Reconciliation of Free Cash Flow

Year ended December 31,	2016	2015
Cash provided by operating activities (GAAP)	$3,300	$2,316
Less: Purchases of Property, Plant and Equipment	1,019	(1,629)
Free Cash Flow (Non-GAAP)	$2,281	$687

Proxy Statement for 2017 Annual Meeting of Stockholders	B-1

E. I. DU PONT DE NEMOURS AND COMPANY ATTN: STOCKHOLDER RELATIONS 974 CENTRE ROAD WILMINGTON, DE 19805	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on the cut-off date (see reverse). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on the cut-off date (see reverse). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by the cut-off date (see reverse).
AN ADMISSION TICKET IS REQUIRED TO ATTEND THE ANNUAL STOCKHOLDER MEETING. SEE REVERSE SIDE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E22516-P89440-Z69633	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

E. I. DU PONT DE NEMOURS AND COMPANY
A	The Board of Directors recommends that you vote FOR all the nominees in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Lamberto Andreotti	☐	☐	☐				For	Against	Abstain
	1b. Edward D. Breen	☐	☐	☐	2. To Ratify Appointment of Independent Registered Public Accounting Firm			☐	☐	☐
	1c. Robert A. Brown	☐	☐	☐
	1d. Alexander M. Cutler	☐	☐	☐	3. To Approve, by Advisory Vote, Executive Compensation			☐	☐	☐
	1e. Eleuthère I. du Pont	☐	☐	☐
	1f. James L. Gallogly 1g. Marillyn A. Hewson 1h. Lois D. Juliber 1i. Lee M. Thomas 1j. Patrick J. Ward	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	The Board of Directors recommends you vote ONE YEAR on the following proposal:		One Year	Two Years	Three Years	Abstain
					4. To Recommend, by Advisory Vote, the Frequency of Advisory Votes on Executive Compensation		☐	☐	☐	☐

					B	The Board of Directors recommends that you vote AGAINST the following Proposals:		For	Against	Abstain

					5. To Prepare a Report on Executive Compensation			☐	☐	☐
					6. To Prepare a Report on Accident Risk Reduction			☐	☐	☐

C	Authorized Signatures—This section must be completed for your vote to be counted. Sign and Date Below:				For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign the Proxy Card exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE.

ADMISSION TICKET

Bring this ticket and photo ID with you if you plan on attending the meeting.

Please check the meeting materials for any special requirements for meeting attendance.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

▼ DETATCH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

E22517-P89440-Z69633

E. I. DU PONT DE NEMOURS AND COMPANY

Annual Meeting of Stockholders

May 24, 2017, 10:30 AM

974 Centre Rd

Chestnut Run Plaza, Building 730

Wilmington, DE 19805

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints E. D. Breen, L. D. Juliber, and P. J. Ward or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 24, 2017, and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

As described on page 4 of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in certain employee savings plans. A trustee for each plan will vote these shares as directed provided your voting instruction is received by the cut-off date.

A trustee for an employee savings plan may vote as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, vote by Internet or telephone, or attend the meeting and vote by ballot. The cut-off date for shares held in certain employee savings plans is May 19, 2017, or, if you are voting by Internet or by phone, by 11:59 p.m., EDT on May 21, 2017. The cut-off date for all other shares is May 23, 2017.

On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors.

When properly executed this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all director nominees in Proposal 1, FOR Proposals 2 and 3, ONE YEAR for Proposal 4, and AGAINST Proposals 5-6.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

V.1.1